                                                                   EXHIBIT 10.26

                                  OFFICE LEASE

                                    BETWEEN

                FORD MOTOR LAND DEVELOPMENT CORPORATION, LANDLORD

                                       AND

                         SPHERIS OPERATIONS INC., TENANT

                                TABLE OF CONTENTS

Section 1: Basic Definitions and Provisions

   a.   Premises
   b.   Term
   c.   Permitted Use
   d.   Occupancy Limitation
   e.   Base Rent
   f.   Rent Payment Address
   g.   Security Deposit
   h.   Business Hours
   i.   Electrical Service
   j.   After Hours HVAC Rate
   k.   Parking
   l.   Construction Fee
   m.   Notice Addresses
   n.   Broker

Section 2. Leased Premises

   a.   Premises
   b.   Rentable Square Foot Determination and Tenant's Proportionate
        Share
   c.   Common Areas
   d.   Building

Section 3: Term

   a.   Commencement and Expiration Dates
   b.   Possession Date
   c.   Notice of Completion of Tenant Improvements
   d.   Substantial Completion
   e.   Early Occupancy
   f.   Right to Occupy
   g.   Commencement Agreement

Section 4: Use

   a.   Permitted Use
   b.   Prohibited Uses
   c.   Prohibited Equipment in Premises

Section 5: Rent

   a.   Payment Obligations
   b.   Base Rent
   c.   Additional Rent

Section 6: Security Deposit

   a.   Amount of Deposit
   b.   Application of Deposit
   c.   Refund of Deposit
   d.   Letter of Credit Option

Section 7: Services by Landlord

   a.   Base Services
   b.   Landlord's Maintenance
   c.   No Abatement
   d.   Tenant's Obligation to Report Defects
   e.   Limitation on Landlord's Liability

Section 8: Tenant's Acceptance and Maintenance of Premises

   a.   Acceptance of Premises
   b.   Move-in Obligations
   c.   Tenant's Maintenance
   d.   Alterations to Premises
   e.   Restoration of Premises
   f.   Landlord's Performance of Tenant's Obligations
   g.   Construction Liens
   h.   Communications Compliance

Section 9: Property of Tenant

   a.   Property Taxes
   b.   Removal

Section 10: Signs

Section 11: Access to Premises

   a.   Tenant's Access
   b.   Landlord's Access
   c.   Emergency Access

Section 12: Tenant's Compliance

   a.   Laws
   b.   Rules and Regulations

Section 13: ADA Compliance

   a.   Tenant's Compliance
   b.   Landlord's Compliance

   c.   ADA Notices

Section 14: Insurance Requirements

   a.   Indemnification
   b.   Tenant's Insurance
   c.   Tenant's Property Insurance
   d.   Certificates of Insurance
   e.   Mutual Waiver of Subrogation

Section 15: Indemnity

   a.   Indemnity
   b.   Defense Obligation

Section 16: Quiet Enjoyment

Section 17: Subordination; Attornment; Non-Disturbance; and Estoppel
            Certificate

   a.   Subordination and Attornment
   b.   Non-Disturbance
   c.   Estoppel Certificates
   d.   Attorney in Fact
   e.   Modifications Requested by Lender

Section 18: Assignment - Sublease

   a.   Landlord Consent
   b.   Definition of Assignment
   c.   Permitted Assignments/Subleases
   d.   Notice to Landlord
   e.   Prohibited Assignments/Sublease
   f.   Limitation on Rights of Assignee/Sublessee
   g.   Tenant Not Released
   h.   Landlord's Right to Collect Sublease Rents Upon Tenant Default
   i.   Excess Rents
   j.   Landlord's Fees
   k.   Unauthorized Assignment or Sublease

Section 19: Damages to Premises

   a.   Landlord's Restoration Obligations
   b.   Termination of Lease by Landlord
   c.   Termination of Lease by Tenant
   d.   Tenant's Restoration Obligations
   e.   Rent Abatement
   f.   Waiver of Claims

Section 20: Eminent Domain

   a.   Effect on Lease
   b.   Right to Condemnation Award

Section 21: Environmental Compliance

   a.   Hazardous Material
   b.   Hazardous Material Laws
   c.   Indemnity
   d.   Tenant's Covenants
   e.   Inspections by Landlord
   f.   Property
   g.   Tenant's Liability after Termination of Lease

Section 22: Default

   a.   Tenant's Default
   b.   Landlord's Remedies
   c.   Landlord's Expenses
   d.   Remedies Cumulative
   e.   No Accord and Satisfaction
   f.   No Reinstatement
   g.   Summary Ejectment
   h.   Surrender

Section 23: Multiple Defaults

   a.   Loss of Option Rights
   b.   Increased Security Deposit
   c.   Effect on Notice Rights and Cure Periods

Section 24: Bankruptcy

   a.   Trustee's Rights
   b.   Adequate Assurance
   c.   Assumption of Lease Obligations

Section 25: Notices

   a.   Addresses
   b.   Form; Delivery; Receipt
   c.   Address Changes
   d.   Notice by Legal Counsel

Section 26: Holding Over

Section 27: Intentionally Deleted

Section 28: Broker's Commissions

   a.   Broker
   b.   Landlord's Obligation
   c.   Indemnity

Section 29: Miscellaneous

   a.   No Agency
   b.   Force Majeure
   c.   Building Standard Improvements
   d.   Limitation on Damages
   e.   Satisfaction of Judgments Against Landlord
   f.   Interest
   g.   Legal Costs
   h.   Sale of Premises or Building
   i.   Time of the Essence
   j.   Transfer of Security Deposit
   k.   Tender of Premises
   l.   Tenant's Financial Statements
   m.   Recordation
   n.   Partial Invalidity
   o.   Binding Effect
   p.   Entire Agreement
   q.   Good Standing
   r.   Terminology
   s.   Headings
   t.   Choice of Law
   u.   Effective Date
   v.   Designation of Representatives
   w.   Execution
   x.   No Light, Air or View Easement
   y.   Landlord's Right to Grant Easements
   z.   No Waiver

Section 30: Special Conditions

   a.   Renewal Option
   b.   Right of First Offer
   c.   Personal Property
   d.   Approval by Industrial Development Board of Williamson
        County, Tennessee

Section 31: Addendum and Exhibits

   a.   Addendum
   b.   Exhibit A - Premises

   c.   Exhibit A-1 - Workletter
   d.   Exhibit B - Rules & Regulations
   e.   Exhibit C - Commencement Agreement
   f.   Exhibit D - Janitorial Services
   g.   Exhibit E - License Agreement
   h.   Exhibit F - Bill of Sale
   i.   Exhibit G - Work Letter

STATE OF TENNESSEE : ______________________
COUNTY OF WILLIAMSON : ____________________

                                  OFFICE LEASE

     THIS LEASE ("Lease"), made this 13th day of June, 2006, by and between FORD MOTOR LAND DEVELOPMENT CORPORATION, A DELAWARE CORPORATION ("Landlord") and SPHERIS OPERATIONS INC., A TENNESSEE CORPORATION, ("Tenant"), provides as follows:

     1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

     a.   Premises

                          Rentable Square Feet:           70,209
                          Tenant's Proportionate Share:   14.25%
                          Building/Floors:                Floor 1 (20,969 rsf), Floor 2 (23,606 rsf) and Floor 3
                                                          (23,876 rsf), in Building C and a portion of the existing
                                                          Data Center (1,758 RSF) on Floor 1 in Building A* of the
                                                          Office Complex
                          Street Address:                 9009 Carothers Parkway
                          City/County:                    Franklin, Williamson
                          State/Zip Code:                 Tennessee 37067

                                                          * The portion of floor 1 in building A that is included in the Premises is cross-hatched on the Exhibit A-3 attached
                                                          hereto. Said space is sometimes referenced to herein as the
                                                          "Data Center"

     b.   Term.

                          FLOOR 2 AND FLOOR 3 OF
                          BUILDING C AND DATA CENTER
                          IN BUILDING A:

                          Number of Months:               120
                          Est. Commencement Date:         October 15, 2006
                          Est. Expiration Date:           October 31, 2016
                          Extension Term:                 (2) 60-month Extension Terms

                          FLOOR 1 OF BUILDING C:

                          Number of Months:               Up to 120 months, but no less than 108 months (depending on when the
                                                          Commencement Date for such space occurs)
                          Commencement Date:              A date selected by Tenant upon written notice to Landlord, provided that such Commencement Date may be no later than the first day of the thirteenth (13th) month after the actual Commencement Date for Floor 2 and
                                                          Floor 3
                          Est. Expiration Date:           October 31, 2016
                          Extension Terms:                (2) 60-month Extension Terms

     c.   Permitted Use                                   (i) Medical transcription technology and services, office and administrative functions, shipping and receiving, and/or (ii) general office use.

     d.   Occupancy                                       No more than 5 persons per one thousand (1,000) rentable square feet.
          Limitation:

     e. Base Rent. The minimum base rent for the Term is payable in monthly installments on or before the 1st day of each month during the Lease Term in accordance with the following Base Rent Schedule:

     FLOOR 1*, FLOOR 2 AND FLOOR 3, BUILDING C AND DATA CENTER, BUILDING A:

                 ANNUAL BASE
MONTHS             RENT/RSF    MONTHLY RENT
------           -----------   ------------
Months 1-6          $ 0.00     $      0.00
Months 7-12         $19.50     $ 80,015.00**
Months 13-24        $20.00     $117,015.00
Months 25-36        $20.50     $119,940.38
Months 37-48        $21.00     $122,865.75
Months 49-60        $21.50     $125,791.13
Months 61-72        $22.00     $128,716.50
Months 73-84        $22.50     $131,641.88
Months 85-96        $23.00     $134,567.25
Months 97-108       $23.50     $137,492.63
Months 109-120      $24.00     $140,418.00

* Base Rent for Floor 1 (when the same commences) shall be at the then escalated Base Rent rate for the remainder of the Leased Premises; provided, however, that Tenant shall pay no Base Rent with respect to

     Floor 1 until the earlier of (a) the date that is six (6) months after the Commencement Date for Floor 1, or (b) the first day of the thirteenth
     (13th) month of the Term.

** This rental amount for months 7 - 12 does not include any rent with respect to Floor 1. Accordingly, this rental amount shall increase with respect to any month (during months 7 through 12, inclusive) in which Base Rent is required to be paid with respect to Floor 1, the amount of such increase to be equal to $34,074.63 (prorated for any partial month).

     Extension Term Base Rent: The Fair Market Rental Value, as determined in
     Section 30 a, for each Extension Term.

     f.   Rent Payment Address.    FORD MOTOR LAND DEVELOPMENT
                                   CORPORATION
                                   Dept. 186-01
                                   PO Box 67000
                                   Detroit, MI 48267-0186

     g.   Security Deposit.        Months    Balance

                                   1-12     $500,000
                                   13-24    $400,000
                                   25-36    $300,000
                                   37-48    $200,000
                                   49-60    $100,000

Tenant shall provide Landlord a cash security deposit, or equivalent letter of credit per the terms of Letter of Credit Option in 6.(d) below, (the "Security Deposit") in an amount equal Five Hundred Thousand Dollars ($500,000) within fifteen (15) days of Lease execution. This Security Deposit shall be reduced by One Hundred Thousand Dollars ($100,000.00) per year of Term until Landlord retains One Hundred Thousand Dollars ($100,000.00) to be held until the expiration of the sixtieth (60th) month of Term at which time, provided Tenant is not in Default, Landlord shall waive Tenant's obligation and return to Tenant any held Security Deposit. In the event at any time during the Term Tenant provides audited financial statements demonstrating shareholder equity, in accordance with generally accepted accounting principles, in excess of One Hundred Million Dollars ($100,000,000.00), Landlord shall waive any requirement for the Security Deposit and return to Tenant any held Security Deposit within thirty (30) days. Upon any such waiver of Tenant's obligation to maintain a Security Deposit, all terms and provisions of Article 6 hereof shall thereafter be null and void.

     h.   Business Hours.          7:00 A.M. to 6:00 P.M. on Business Days and
                                   8:00 A.M. to 1:00 P.M. on Saturdays. The term
                                   "Business Day" shall mean Monday through Friday, but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, Independence

                                   Day, Labor Day, Thanksgiving Day and
                                   Christmas Day.

     i.   Electrical Service.      No more than 4 watts per usable square foot
                                   for convenience outlets and lighting.

     j.   After Hours HVAC Rate.   $35.00 per hour, per floor, with a minimum of
                                   two (2) hours per occurrence.

     k.   Parking.                 Unreserved; not to exceed 5 spaces per 1,000
                                   rentable square feet.

     l.   Construction Fee.        Not Applicable

     m.   Notice Addresses.

          LANDLORD:                FORD MOTOR LAND DEVELOPMENT CORPORATION
                                   330 Town Center Drive, Suite 1100
                                   Dearborn, MI 48126
                                   Phone: 313-323-3100
                                   Facsimile: 313-390-7488

          with a copy to:          Ford Motor Company
                                   Office of the General Counsel
                                   330 Town Center Drive, Suite 1100
                                   Dearborn, MI 48126
                                   Attn: Real Estate Counsel
                                   Phone #: 313-323-3000
                                   Facsimile #: 313-390-7488

          TENANT:                  SPHERIS OPERATIONS INC.
                                   720 Cool Springs Blvd., Suite 200
                                   Franklin, TN 37067
                                   Attn: Chief Administrative Officer
                                   Phone: 615-261-1500
                                   Facsimile #:615-261-1792

          with a copy to:          Bass Berry & Sims, PLC
                                   2700 AmSouth Center
                                   315 Deaderick St.
                                   Nashville, TN 37238-3001
                                   Attn: D. Mark Sheets, Esq.
                                   Phone: 615-742-6258
                                   Facsimile #: 615-742-2758

     n.   Broker.                  CB Richard Ellis
                                   150 4th Avenue North, Suite 2110
                                   Nashville, TN 37219
                                   Attn: Ms. Janet Sterchi
                                   Phone: (615) 248-1118
                                   Facsimile # (615) 255-4610

     o.   Buildings                Building A and Building C of the Office
                                   Complex as depicted and labeled as Building A and "Building C" on the site plan attached hereto as Exhibit A-1 (the "Site Plan")

     p.   Office Complex           The land described on Exhibit A-2 attached
                                   hereto, together with all buildings
                                   (consisting of Buildings A, B, C and D, as shown on the Site Plan and consisting of 492,807 rentable square feet in the aggregate) and other improvements located thereon.

     2. LEASED PREMISES.

     a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on EXHIBIT A, attached hereto. All of the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any installations on said walls, balconies, terraces and roofs), and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, fans or other facilities (but excluding such facilities that are reasonably intended to be occupied by Tenant for the Permitted Use) of the Building and the use thereof, as well as access thereto through the Premises (upon reasonable prior notice and at and for such times as shall not unreasonably interfere with Tenant's business) for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance, or decoration thereof, are expressly reserved to Landlord.

     b. Rentable Square Foot Determination and Tenant's Proportionate Share. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease. The term "Tenant's Proportionate Share" shall mean the percentage figure specified in Item 1a. Tenant's Proportionate Share has been computed on the basis of the rentable square feet area of the Premises divided by the total rentable square feet of Buildings A, B, C and D of the Office Complex (the "Office Complex Buildings"). In the event the final design of any of the Office Complex Buildings (including any new buildings that may hereafter be constructed within the Office Complex) is hereafter modified such that the rentable area of the Premises or the Office Complex Buildings (including any new buildings that may hereafter be constructed within the Office Complex) differs from the square footage set forth herein or in the event any new buildings are constructed within the Office Complex, Landlord shall recalculate the rental square foot determination and Tenant's Proportionate Share based upon such modification or change for the remainder of the Term and shall notify Tenant of such recomputed rentable square foot determination and Tenant's Proportionate Share.

     c. Common Areas. Tenant shall have non-exclusive access to (and use of) the common areas of the Building and the Office Complex. The common areas generally include space that is not included in portions of the building set aside for leasing to tenants or reserved for Landlord's exclusive use, including parking areas, driveways, building signs, landscaping, paving, sidewalks, hallways, stairways, elevators, common entrances, lobbies, restrooms and other similar public areas and access ways including such automobile parking lot facilities in the Building and/or the Office Complex as Landlord may designate from time to time ("Common Areas"), provided that Landlord shall have the right to eliminate, substitute and/or rearrange such areas which may theretofore have been so designated as Landlord deems appropriate in its discretion; provided, however, that in no event may Landlord take any such action that would permanently reduce the available parking in the vicinity of the Building or permanently impair Tenant's ingress and egress to and from the Building. Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions; provided, however, that in no event may Landlord take any such action that would permanently reduce the available parking in the vicinity of the Building or permanently impair Tenant's ingress and egress to and from the Building. Tenant shall not unreasonably interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to the rules and regulations described in Section 12(b) hereof. Any temporary reduction of the available parking in the vicinity of the Building or any temporary impairment of the ingress and egress to and from the Building shall (x) occur only during cases of emergency or as reasonably necessary in connection with any repairs, alterations or construction by Landlord, and (y) be accomplished in such a manner to allow minimal interference with Tenant's access to, and parking on, the Common Areas to the extent practicable in light of the then-current situation.

     d. Building. The term "Building" shall mean the buildings designated in
Item 1o and the land and other real property in the parcel more particularly described on Exhibit "A" hereto, and all other improvements on or appurtenances to said parcel. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, however, that (a) there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises, and (b) in no event shall Landlord take any such action that would permanently reduce available parking.

     3. TERM.

     a. Commencement and Expiration Dates. Section 1b sets forth the Commencement Date for Floor 1, the Estimated (Est.) Commencement Date for Floor 2 and Floor 3 in Building C and the Data Center in Building A and the Estimated (Est.) Expiration Date. Notwithstanding the listing of such dates, Landlord and Tenant hereby agree that (i) the actual Commencement Date with respect to Floor 2 and Floor 3 in Building C and the Data Center in Building A shall be adjusted to be the date of substantial completion (as defined below) of the Work (as defined below), (ii) the Commencement Date with respect to Floor 1 shall be the date specified in

Tenant's notice described in Section 1b above, but not later than September 1, 2007, and (iii) the actual Expiration Date with respect to the entire Leased Premises shall be the date that is one hundred twenty (120) months after the actual Commencement Date with respect to Floor 2 and Floor 3 in Building C and the Data Center in Building A; provided, however, that if such Expiration Date is a date other than the last day of a month, then the Expiration Date shall be extended to the last day of such month. The Lease Term or "Term" shall commence on the actual Commencement Date for Floor 2 and Floor 3 in Building C and the Data Center in Building A and shall expire on the actual Expiration Date described above, unless extended for one of more of the Extension Terms described in Section 1b above.

     b. Possession Date. Landlord anticipates that the Tenant Improvements (as defined in the Workletter) will be substantially complete on or before Estimated Commencement Date for Floor 2 and Floor 3 in Building C and the Data Center in Building A. With the exception of Tenant Delays, in the event the Improvements are not substantially completed by December 31, 2006, Tenant, at its option, may terminate this Lease by providing notice of such termination to Landlord. For purposes of this Lease, the Improvements shall be deemed to be substantially complete in accordance with Paragraph 3d.

     c. Notice of Completion of Tenant Improvements. Landlord shall advise Tenant of the anticipated date of substantial completion at least forty-five
(45) days prior thereto.

     d. Substantial Completion. For purposes of this Lease the terms "substantial completion", "substantially complete" and terms of similar import shall mean that the first business day following a weekend after the date that
(1) the work has been completed in accordance with the Workletter except for minor insubstantial details ("punch list items") which do not affect the use and occupancy of the space to which they relate (which punch list items shall be completed by Landlord as soon as possible thereafter), (2) Landlord certifies to Tenant in writing that such work has been so completed in accordance with the requirements set forth in the Workletter, and (3) a temporary certificate of occupancy or certificate of occupancy has been issued for the space and delivered to Tenant.

     e. Early Occupancy.

          (i) Landlord shall permit Tenant and its agents to enter the Premises from and after the date that is forty-five (45) days prior to the anticipated Commencement Date (as set forth in the notice described in Section 3c above), at the same time that Landlord's contractors are working in the space, in order that Tenant may install phone systems, cabling, furniture, fixtures and equipment or perform other work through its own contractors approved in advance (not to be unreasonably withheld) in writing by Landlord. The foregoing license to enter prior to the Commencement Date is conditioned upon Tenant's workers and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or with any other tenants or their contractors. Such license is further conditioned upon Tenant complying with all the insurance requirements contained in the Lease, together with worker's compensation insurance, and certificates of such insurance being furnished to Landlord prior to entry upon the Premises. If any time such entry shall cause disharmony or interference to other contractors or labor, to include strikes or other work stoppages, this license may be immediately suspended by Landlord upon notice to Tenant until such time as Landlord receives reasonably satisfactory assurances that such disharmony or interference shall cease. Such entry shall be deemed to be under all of the terms, covenants, provisions, and conditions of the Lease except as to the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's personal property, including, but not limited to, decorations, phone systems, cabling, furniture, fixtures, equipment or installations so made prior to the Commencement Date, the same being solely at Tenant's risk. In addition, Tenant agrees (i) any such entry by Tenant shall be at Tenant's sole risk, (ii) Tenant, together with its employees, agents and independent contractors will be subject to and will work under the direction of Landlord's contractor, and (iii) Tenant and its agents and contractors agree to comply with all applicable laws, regulations, permits and other approvals required to perform its work during the early entry on the Premises.

          (ii) At Tenant's option upon written notice to Landlord, at any time after the execution of this Lease, Tenant may elect to occupy and use Floor 1 as interim space. Tenant's use and occupancy of such space shall be upon the same terms and conditions as are set forth in this Lease, except that no Base Rent or Additional Rent shall be due or payable with respect thereto. Tenant's use and occupancy of Floor 1 shall not constitute or be deemed to be the Commencement Date with respect to Floor 1 and shall not constitute the commencement of the Lease Term; provided, however, that said Commencement Date for Floor 1 shall automatically be deemed to have occurred if Tenant shall fail to vacate and surrender its interim possession of Floor 1 by the date that is thirty (30) days after the actual Commencement Date for Floor 2 and Floor 3.

     f. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, if a Security Deposit is indicated in Section 1 g, , and (iii) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different); provided, however, that the requirement set forth in clause (iii) above shall not be a requirement for Tenant's possession of the Premises pursuant to Sections 3(b) or 3(e) above. Tenant's failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

     g. Commencement Agreement. The actual Commencement Date for Floor 2 and Floor 3 of Building C, the Commencement Date for Floor 1 of Building C and Data Center, Building A, Term, and Expiration Date shall be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

     4. USE.

     a. Permitted Use. The Premises may be used only for Tenant's Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

     b. Prohibited Uses. Tenant shall not use the Premises:

          (i)  In violation of the restrictive covenants described in Section
               9.10 of that certain Declaration of Protective Covenants and Owners Association for Cool Springs East Side dated October 4, 1994, of record in Book 1235, page 725, Register's Office for Williamson County, Tennessee (the "Protective Covenants"), a copy of which has been provided by Landlord to Tenant, or in violation of the rules and regulations described in Section 12b hereof;

          (ii) In any manner that constitutes a nuisance or trespass, or will in any way violate any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated,

          (iii) In any manner that will adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building or with the proper and economical rendition of any such service.

          (iv) In any manner that will in any way obstruct or interfere with the rights of other tenants of the Building or injure them, or use or allow the Premises to be used for any unlawful purpose, or commit or suffer to be committed any waste in, on or about the Premises;

          (v) In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant's failure to pay Landlord, on demand, the amount of such increase shall be an event of default (in any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates applicable to the Building issued by the Tennessee Insurance Bureau, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and the several items and charges in the fire insurance rates therein);

          (vi) In any manner that creates unusual demands for electricity, heating or air conditioning (except as permitted by Section 4(c) below); or

          (vii)For any purpose except the Permitted Use, unless consented to by Landlord in writing.

          (viii) That shall cause or permit the use, generation, storage or disposal in or about the Premises or the Building of any substances, materials or wastes subject to regulation under Federal, State or local laws from time to time in effect concerning hazardous, toxic or radioactive materials (excluding the storage and use of normal cleaning supplies and office supplies customarily used for the Permitted Use, all of which shall be permitted without Landlord's consent so long as such items are stored and used in compliance with applicable environmental laws), unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

     c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems ("High Demand Equipment") without Landlord's prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord's consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant's payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord's administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand. Notwithstanding the above, the Tenant shall be permitted to install High Demand Equipment in the Data Center in Building A, subject to Landlord's review and approval, which shall not be unreasonably withheld.

     5. RENT.

     a. Payment Obligations. Tenant shall pay Base Rent and Additional Rent (collectively, "Rent") on or before the first day of each calendar month during the Term, as follows:

          (i) Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

          (ii) Rent shall be paid without previous demand or notice and without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease.

          (iii) If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

          (iv) For each Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to a late charge in the amount of five percent (5%) of all delinquent amounts.

          (v) If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

     b. Base Rent. Tenant shall pay Base Rent as set forth in Section 1e.

     c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease ("Additional Rent"), including, but not limited to, the following:

          (i) Tenant's Proportionate Share of the increase in Landlord's Operating Expenses as set forth in the Addendum; and

          (ii) Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord and Tenant shall amend this Lease in order to increase the Base Rent by an amount sufficient to cover Tenant's obligation with respect to such taxes; provided, however, that if such an amendment shall not be effective to avoid such tax, then Landlord, upon sixty (60) days prior notice to Tenant, may terminate this Lease.

     6. SECURITY DEPOSIT.

     a. Amount of Deposit. Until such time as Tenant's obligation to maintain a Security Deposit is waived pursuant to Section 1g above, Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its general accounts.

     b. Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant's default or to pay for damages caused by Tenant's default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant's breach. The application of the Security Deposit shall not limit Landlord's remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

     c. Refund of Deposit. Except to the extent that (i) Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant's breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, and (ii) such amounts are not replenished by Tenant, then Landlord shall, within sixty (60) days after the Expiration Date or any termination of this Lease, refund to Tenant the Security Deposit. Tenant may not credit the Security Deposit against any month's Rent. Upon any reduction of the required Security Deposit amount, as set forth in Section 1(g), Landlord shall, within thirty (30) days after any such reduction, refund to Tenant that portion of the Security Deposit as is necessary to reduce the Security Deposit to the required amount.

     d. Letter of Credit Option.

          (i) At Tenant's election, in lieu of the Security Deposit in the amounts indicated in Item 1g for years 1-5 (i.e. through the fifth anniversary of the actual Commencement Date for Floor 2 and Floor 3), Tenant at any time simultaneously with, or following the execution of this Lease, shall deliver to Landlord an irrevocable letter of credit payable in Dearborn, Michigan running in favor of Landlord issued by a bank under the supervision of the State of Michigan or a National Banking Association, in the amounts indicated in 1g. The letter of credit shall be irrevocable for the term thereof and shall provide that it is automatically renewed for successive 1-year periods without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said letter of credit on written notice to Landlord not less than 60 days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable letter of credit (or a Security Deposit) with Landlord through the expiration of the fifth (5th) year of the term hereof.

          (ii) The form and terms of the letter of credit (and the bank issuing the same) shall be reasonably acceptable to Landlord and shall provide, among other things, in effect that:

               (A) Landlord or its managing agent shall have the right to draw down an amount up to the face amount of the letter of credit upon the presentation to the issuing bank of Landlord's statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

               (B) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

               (C) In the event of a transfer of Landlord's interest in the Building of which the Premises are a part, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord.

          (iii) If, as a result of any such application of all or any part of such security, the amount so available under the letter of credit shall, when aggregated with any cash Security Deposit then held by Landlord, be less than the amounts indicated in Section 1g, Tenant shall forthwith provide Landlord with additional letter(s) of credit (or shall increase the cash Security Deposit) in an amount equal to the deficiency.

          (iv) Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          (v) Without limiting the generality of the foregoing, if the letter of credit expires earlier than the end of the fifth year of the term of this Lease, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than 30 days prior to the expiration thereof), irrevocable and automatically renewable as provided above upon the same terms as the expiring letter of credit or such other terms as may be reasonably acceptable to Landlord. However, (A) if the letter of credit is not timely renewed or a substitute letter of credit (or cash Security Deposit) is not timely received, or (B) if Tenant fails to maintain the letter of credit (or cash Security Deposit) in the amount and terms set forth in this Section, Tenant, at least 30 days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth in Section 6 hereof, failing which the Landlord may present such letter of credit to the bank in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section.

     e. Obligation Upon Transfer by Landlord. In the event of a transfer of Landlord's interest in the Building of which the Premises are a part, Landlord shall transfer the letter of credit and/or any Security Deposit to the transferee, shall obtain such transferee's agreement to assume Landlord's obligations under this Lease with respect to such letter of credit and Security Deposit and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer of the Building to a new Landlord.

     f. Letter of Credit Proceeds. In the event Landlord draws upon any letter of credit posted hereunder, the proceeds of such letter of credit shall be applied by Landlord for any purpose described in Section 6b above (to the same extent that the Security Deposit may be used for such purposes), with any remaining proceeds being held by Landlord as a Security Deposit under Section 6a above.

     g. Replacement Security. At any time during the term hereof, Tenant may replace any Security Deposit and/or letter(s) of credit posted hereunder with new letter(s) of credit, a cash Security Deposit or a combination thereof ("Replacement Security") so long as (i) any letters of credit comply with the requirements of Section 6d above, and (ii) the aggregate amount of all letters of credit, plus the amount of any cash Security Deposit, held by Landlord equals the amount of Security Deposit required by Section 1g hereof. Upon the delivery of any Replacement Security to Landlord, Landlord shall release and deliver to Tenant the Security Deposit and/or letters of credit that are being replaced.

     7. SERVICES BY LANDLORD.

     a. Base Services. Provided that Tenant is not then in default beyond applicable periods of notice and cure, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

          (i) Water (if available from city mains) for drinking, lavatory and toilet purposes and interior sprinkler systems.

          (ii) Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets and lighting as set forth in Section 1i. Landlord will provide emergency back-up power throughout the second floor and in the Tenant's IS/Communications room as long at it remains on the second floor. The existing electrical systems are designed to provide approximately 3 watts/ft of 120 volt AC power to each floor area. Lighting is supplied separate via the 277 volt AC system.

               Each floor has a bulk lighting and power capacity of approximately 10 watts/ft based on the existing bus risers and the emergency distribution on the second floor. This is independent of the heating and cooling systems serving these areas. Additional bulk capacity is available at the main switchboard but would require new devices and/or reconfigurations to access as well as feeder distribution to points of utilization. Exact capacity would require verification of total building existing load verses service size. Electrical power is provided by TVA through Middle Tennessee Electric Co-op. The building is connected to two substations by means of an automatic transfer switch. In the event of loss of power from the primary substation, the switch automatically transfers to the secondary substation within approximately 3 seconds. The existing building generators provide emergency power to all life safety lighting and security needs, as well as emergency back up power to the elevators and to the 2nd floor of each individual building including all electrical circuits, lighting and HVAC. The Data Center will be separately metered for electricity at Tenant's sole cost, subject to review and approval of plans and specifications by Landlord, which shall not be unreasonably withheld.

          (iii) Operatorless elevator service.

          (iv) Building standard fluorescent lighting fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

          (v) Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h; provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. As a component of the HVAC system, an automatic damper system operates in the event that a roof top unit for Floors 1-5 should fail. If failure occurs, the air supply from the lower level unit is re-routed to supply air to the floor in question.

          (vi) After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases (consistent with any increase in Landlord's actual utility costs) as reasonably determined by Landlord.

          (vii) Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours, described in Exhibit D attached hereto.

          (viii) Non-exclusive use of the unreserved parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors.

          (ix) Interior security guard services for the Building to monitor the parking lot and other Common Areas as well as the interior of the Building. Additional security services shall be provided to Tenant at Tenant's cost. Tenant shall have access to the Premises 24 hours/day, 7 days a week. Ingress and egress is currently accessed by a card key system.

          (x) Fiber optic communication cabling to the Building is provided by Bellsouth. The Building is served as a RAC (Remote Access Circuit) off the ring. Landlord offers Tenant the right to install fiber according to Tenant's needs, subject to approval by Bellsouth. Landlord makes no representations as to the current status of cabling within the Premises.

          (xi) Landlord will maintain or cause to maintain a fitness facility within the Office Complex. Landlord will also provide or cause to be provided onsite food service within the Office Complex with minimum operating hours of 7:30 AM to 2:00 PM., Monday through Friday. Landlord shall provide 24/7 vending machine and banking
               (ATM) services within the Office Complex.

          (xii) Tenant shall be permitted to use the Conference Rooms located in the lower level of Building C, on a first come, first served basis, upon one (1) day prior written notice. Rental for each Conference Room shall be at the rate specified below, and shall be subject to the terms of this Lease. Tenant will be allowed to use the Conference Rooms up to five (5) times per year at no charge; any subsequent use of the Conference Rooms will be at the rate of $25 per occurrence. Tenant will be responsible for leaving the Conference Rooms in clean condition.

     b. Landlord's Maintenance. Landlord shall maintain and make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, all in a manner consistent with the maintenance of Class A office space, except for repairs and replacements that Tenant must make under Section 8. Landlord's maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

     c. No Abatement. Except as provided below, there shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) to the extent reasonably necessary for required maintenance and safety inspections, and in cases of emergency; provided, however, that Landlord shall use commercially reasonable efforts to cause any such shutdown of services to occur at such times, and in such manner, so as to provide minimal interference with Tenant's business operations, and shall consult with Tenant as to how to achieve such result (unless, in case of emergency, consultation with Tenant is not practical). In the event of any failure or interruption of the services described above that continues for more than 72 consecutive hours, Tenant shall be entitled to an equitable abatement of Rent for each day that such failure or interruption continues if such failure or interruption materially and adversely affects Tenant's ability to operate its business within the Premises.

     d. Tenant's Obligation to Report Defects. Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant.

     e. Limitation on Landlord's Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

     8. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES.

     a. Acceptance of Premises. Subject to the terms of the attached Workletter, if any, Tenant's occupancy of the Premises is Tenant's representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenant's acceptance of the Premises "as is". Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter or in this Lease. In no event shall the foregoing provision be construed as a waiver of any of Landlord's repair obligations under Section 7b or any of Landlord's obligations under the Workletter

     b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord's Property Manager. Unless otherwise approved by Landlord's Property Manager, move in shall not take place during Business Hours. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord's Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations described in Section 12b. Subject to Section 14e, any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

     c. Tenant's Maintenance. Tenant shall: (i) keep the Premises and fixtures (excluding those items that Landlord is obligated to repair pursuant to Section
7b) in the same or better condition as it existed on the Commencement Date; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or negligence (subject, however, to Section 14e); (iii) repair and replace Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

     d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises. If Tenant requests such alterations and such alterations are structural in nature, then Tenant shall provide Landlord with a complete set of construction drawings. If Landlord consents to the alterations, then the Landlord shall determine the actual cost of the work to be done. Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations; provided, however, that at Tenant's request, Landlord shall not unreasonably withhold its consent to allowing Tenant and/or Tenant's contractors to perform such work. All such alterations are subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the terms of this paragraph, and notwithstanding any provision of this Lease to the contrary, Landlord agrees to allow Tenant to construct (i) a data center within the Premises and to install equipment (which may include generator, condensers, UPS, etc.) in the Building and around the land surrounding the Building necessary to facilitate the operation of Tenant's data center, and (ii) an opening in the curtain wall of Floor 1 of Building C, to install two (2) four foot doors within such opening, to improve the outside area for delivery access and to install other improvements (which may include a large dumpster) to the Building and the land surrounding the Building necessary to facilitate the operation of Tenant's Fulfillment Center. All such alterations shall be performed by Tenant's contractors (which shall be subject to Landlord's approval, not to be unreasonably withheld), at Tenant's sole cost and expense.

     Notwithstanding the above paragraph, Tenant shall have the right to make nonstructural and nonsystems related alterations ("Tenant Alterations") up to a value of $15,000.00 per occurrence (not to exceed $60,000 during any 12-month period) without Landlord's prior written consent (which consent shall not be unreasonably withheld), provided Tenant shall provide notice to Landlord of its intent to make the Tenant Alterations. Such notice shall include a copy of plans and specifications (if such alterations are of a character that would reasonably require plans and specifications) and copies of all permits, if required by the appropriate municipality, and any contracts for such Tenant Alterations. All Tenant Alterations shall be performed by contractors approved by Landlord which approval shall not be unreasonably withheld, and in accordance with all applicable laws and the rules and regulations described in Section 12b.

     e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in the same or better repair and condition as it existed at the Commencement Date, ordinary wear and tear and damage by casualty excepted, and (ii) restore the Premises at Tenant's sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant's restoration obligation unless, at the time such Non-Standard Improvements were installed, Landlord informed Tenant in writing that (x) removal of such improvements would not be required, or (y) Landlord would require Tenant to leave such improvements in the Premises. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements. "Non-Standard Improvements" means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems,
(iv) telephone equipment, security systems, and UPS systems, (v) equipment racks, (vi) alterations installed by or at the request of Tenant after the Commencement Date, and (vii) any other improvements that are not part of the Building Standard Improvements.

     f. Landlord's Performance of Tenant's Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

     g. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within twenty (20) days after Tenant receives notice of the filing thereof. Should Tenant fail to discharge the lien within twenty (20) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

     h. Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant's telecommunications equipment shall be located and remain solely in the Premises in accordance with reasonable rules and regulations adopted by Landlord from time to time, and shall be subject to the restrictive covenants set forth in the Protective Covenants, which requires the prior written approval by the Owners Association for any communication equipment installed outside the Building. Landlord agrees to cooperate with Tenant in seeking such approval. Landlord shall not have any responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto. Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building; provided, however, Landlord shall use commercially reasonable efforts to cause any such interruption to occur at such time, and in such manner, so as to provide minimal interference with Tenant's business operations and shall consult with Tenant as to how to achieve such result (unless in case of emergency, consultation with Tenant is not practical). Tenant may utilize the services of any telephone or telecommunications provider that it may elect, but Tenant shall be responsible for any cost associated with the installation of any new lines to or within the Building. Tenant shall be permitted to install and implement its own wireless network within the Premises so long as such wireless system does not interfere with the wireless systems(s) used by other tenants in the Building, but shall not be permitted to install antennae and satellite receiver dishes to the exterior of the Building, without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, that Tenant shall be permitted to install a satellite dish on the exterior of the Building upon Tenant's execution of the License Agreement attached hereto as Exhibit F. Landlord shall use good faith efforts to restrict other tenants from using wireless services or other devices that would block Tenant's use of its own wireless service At Landlord's option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant's sole cost. Installation of any approved satellite dishes shall be subject to Landlord's standard license agreement in Exhibit F attached hereto.

     9. PROPERTY OF TENANT.

     a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

     b. Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, at the option of Landlord, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

     10. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord's expense, unless otherwise provided in the Workletter attached as Exhibit A-1. In the event exterior monument signs become available to tenants in the Building, Tenant shall be entitled to its prorata share of space on such monument signs, to be installed at Tenant's expense, and subject to Landlord's then existing sign criteria established for the Building and all laws, regulations and covenants and restrictions affecting the Building.

     11. ACCESS TO PREMISES.

     a. Tenant's Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant's use of and access to the Premises during non-business hours compromise the security of the Building. Tenant may relocate its Fulfillment Center operation to the Premises for shipping and receiving computer equipment and shall utilize double doors located on the ground floor of Building C on the Building B side.

     b. Landlord's Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. However, no access shall be permitted to Data Center without a representative of Tenant, except in an emergency. Tenant shall reasonably cooperate with Landlord to arrange for a representative to be present to carry out (i), (ii) and (iii) above. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times, and upon reasonable prior notice, to show prospective tenants.

     c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

     12. TENANT'S COMPLIANCE.

     a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted ("Laws"). Notwithstanding the foregoing, Tenant shall have no obligations to make structural alterations to the Premises unless and until (i) such structural alterations are required solely as a result of Tenant's particular use of the Premises (as opposed to office use in general), (ii) Tenant has received written demand to make such structural alterations from an applicable governmental authority having jurisdiction and ability to enforce such demand, and (iii) Tenant, if it so desires, shall have had the opportunity to appeal and/or contest any such requirement.

     b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be reasonably modified from time to time by Landlord, effective as of the date that is 15 days after notice of such modification is delivered to Tenant, provided such rules are uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

     13. ADA COMPLIANCE.

     a. Tenant's Compliance. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the "ADA"). Notwithstanding the foregoing, Tenant shall have no obligations to make structural alterations to the Premises unless and until
(i) such structural alterations are required solely as a result of Tenant's particular use of the Premises (as opposed to office use in general), (ii) Tenant has received written demand to make such structural alterations from an applicable governmental authority having jurisdiction and ability to enforce such demand, and (iii) Tenant, if it so desires, shall have had the opportunity to appeal and/or contest any such requirement.

     b. Landlord's Compliance. Landlord represents that, to the best of Landlord's knowledge, the Building and the Common Areas are in compliance with the ADA. Landlord, at Landlord's sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises (unless the applicable requirement relates to general office use and is not required solely as a result of Tenant's particular use of the Premises). Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

     c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice. If Landlord receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Landlord shall notify Tenant in writing within ten (10) days of such notice and provide Tenant with copies of any such notice.

     14. INSURANCE REQUIREMENTS.

     a. Indemnity. Tenant shall indemnify and save harmless Landlord and its parent, subsidiaries and affiliates and their respective officers, directors and employees, agents and assigns (herein called "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, subrogations and expenses, including without limitation, fees and expenses of legal counsel asserted against the Indemnitees, or any of them, by reason of actual or alleged (i) injury or death to persons (including without limitation, employees of one or more of the Indemnitees or of Tenant and employees of its contractors, subcontractors, vendors or agents), (ii) damage to the property of any person or legal entity (including without limitation, the property of one or more of the Indemnitees and the property of its contractors, subcontractors, vendors, agents or employees), as a result of or arising out of use of the Premises by Tenant, or its contractors, subcontractors, vendors, agents and/or employees.

However, the foregoing agreement to indemnify and hold the Indemnitees harmless shall not be applicable to the extent that such liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, subrogations and expenses are caused by the sole negligence or intentional misconduct of the Indemnitees. The provisions of this paragraph (a) of Section 14 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     b. Landlord Indemnity. Landlord shall indemnify and save harmless Tenant and its parent, subsidiaries and affiliates and their respective officers, directors and employees, agents and assigns (herein called "Tenant Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, subrogations and expenses, including without limitation, fees and expenses of legal counsel asserted against the Tenant Indemnitees, or any of them, by reason of actual or alleged (i) injury or death to persons (including without limitation, employees of one or more of the Tenant Indemnitees or of Tenant and employees of its contractors, subcontractors, vendors or agents), (ii) damage to the property of any person or legal entity (including without limitation, the property of one or more of the Tenant Indemnitees and the property of its contractors, subcontractors, vendors, agents or employees), as a result of or arising out of Landlord's obligations under the Lease with respect to the Premises or the Common Areas (or its contractors, subcontractors, vendors, agents and/or employees). However, the foregoing agreement to indemnify and hold the Tenant Indemnitees harmless shall not be applicable to the extent that such liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, subrogations and expenses are caused by the sole negligence or intentional misconduct of the Tenant Indemnitees. The provisions of this paragraph (b) of Section 14 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     c. Tenant's Insurance. At its sole cost and expense, Tenant shall procure and maintain continuously throughout the term of this Lease from such companies as are reasonably acceptable to Landlord and listed in the most current "Best's Insurance Guide" as possessing a minimum policy holders rating of "A-" (Excellent) and a financial category no lower than "VI" ($25,000,000 to $50,000,000 of adjusted policy holders surplus). The following insurance shall cover Tenant's activities under this Lease whether such activities be by itself or by any subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

          (i) Workers' Compensation Insurance with statutory limits or a State Certificate of self-insurance and Employer's Liability coverage with limits of not less than $1,000,000 per occurrence.

          (ii) Occurrence type Commercial General Liability Insurance, including but not limited to blanket contractual liability coverage, for bodily injury including death, personal injury, and property damage with limits of not less than $1,000,000 combined single limit per occurrence.

          (iii) Automobile Liability insurance covering all owned, hired and non-owned vehicles with limits of not less than $1,000,000 combined single limit per occurrence.

          (iv) Umbrella Liability Insurance in excess of the above coverage with limits of not less than $5,000,000.

     From time to time, Tenant shall increase the limits of such policy to such higher limits as Landlord shall reasonably require, but in no event greater than the insurance coverage customarily carried by companies and businesses similar to Tenant in the Nashville, Tennessee area. With the exception of Workers' Compensation, each insurance policy listed above, and any excess or umbrella policy carried by Tenant with additional limits than those specified above, must name Landlord as an additional insured under the policy(s). All insurance policies of the Tenant shall be endorsed to state that the policy will be primary, and will not be excess to or contributory with, any self-insurance or insurance policies carried by Landlord. The insurance policies shall specifically include the liability assumed hereunder by Tenant. The insurance policy shall provide that the policy may not be canceled without thirty (30) days' prior written notice to Landlord. Tenant shall furnish to Landlord an acceptable certificate of insurance evidencing the coverage required herein on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policy. The furnishing of acceptable evidence of required coverage should not relieve Tenant from any liability or obligation for which it is otherwise responsible to Landlord.

     In the event Tenant hereafter performs any alterations to the Premises, Tenant shall require that its subcontractors procure and/or maintain insurance coverage at the limits described above. Tenant shall indemnify and be fully responsible for any cost to Landlord resulting from said subcontractor's failure to procure and/or maintain said insurance.

     d. Tenant's Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant's Property for full replacement value and with coinsurance waived. For purposes of this provision, "Tenant's Property" shall mean Tenant's personal property and fixtures, and any Non-Standard Improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant's Property, unless such damage is due to the failure of Landlord to satisfy its maintenance obligation under Section 7b above.

     e. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

     f. Mutual Waiver of Subrogation. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant each hereby waive any and all rights of recovery against the other and its parent, subsidiaries and affiliates, and their respective officers, directors, stockholders, agents, and employees, relating to losses, injuries or damage of any nature whatsoever to property or person for which such other party is insured or is required to be insured by the terms of this Lease or for which such party would be insured if such party had procured ISO Special Form Property Insurance on such party's property. This mutual subrogation waiver will preclude the assignment of any insurance claim by way of subrogation to any insurer. Landlord and Tenant agree to give immediately to each appropriate insurer written notice, if required, of the terms of these mutual waivers, and if necessary, have said insurance policies properly endorsed to prevent the invalidation of the insurance coverages by reason of these waivers, if required by the respective insurance policies. Landlord and Tenant each shall indemnify the other against any loss or expense, including but not limited to reasonable attorney's fees, resulting from the failure to obtain such insurance subrogation waiver.

     15. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

     a. Tenant's Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

     b. Defense Obligation. If any such action is brought against Landlord with respect to any event for which Tenant has agreed to indemnify Landlord pursuant to Section 15a above, then Tenant, upon notice from Landlord, shall defend the same through counsel reasonably acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

     16. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed. Landlord represents and warrants that it is the fee simple owner of the Office Complex.

     17. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

     a. Subordination and Attornment. Tenant agrees to execute within fifteen
(15) days after request to do so from Landlord or its mortgagee an agreement:

          (i) Making this Lease superior or subordinate to the interests of the mortgagee;

          (ii) Agreeing to attorn to the mortgagee;

          (iii) Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

          (iv) Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired;

          (v)  Agreeing to attorn to any successor Landlord; and

          (vi) Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

     b. Non-Disturbance. Tenant's obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee's agreement not to disturb Tenant's possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease. Landlord represents and warrants that there are no mortgages or deeds of trust currently encumbering the Office Complex or the land on which the Office Complex is located.

     c. Estoppel Certificates. Tenant agrees to execute within ten (10) Business Days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to:
(i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease. If Tenant fails to deliver the certificate within ten (10) Business Days of Landlord's request, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord such facts contained therein are true. In such event, Tenant is estopped from denying the truth of such facts.

     d. Attorney in Fact. [Intentionally Deleted].

     e. Modifications Requested by Lender. If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

     18. ASSIGNMENT - SUBLEASE.

     a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee,
(ii) the proposed use of the Premises, (iii) whether there is other vacant space in the Building, (iv) whether the assignee or sublessee will vacate other space owned by Landlord, (v) whether Landlord is negotiating with the proposed sublessee or assignee for a lease of other space owned by Landlord, and (vi) any renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent.

     b. Definition of Assignment. For the purpose of this Section 18, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant;
(iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant's stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

     c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant and continues the same Permitted Use as provided under Section 4.

     d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

     e. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law (except as permitted by Section 18c), and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non permitted assignment or sublease shall not constitute approval thereof by Landlord.

     f. Limitation on Rights of Assignee/Sublessee. Any assignment or sublease for which Landlord's consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

     g. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

     h. Landlord's Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

     i. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then 50% of any such excess (less costs of subleasing, including commissions, marketing expenses, improvement allowances and Landlord Fees) shall be paid over to Landlord by Tenant.

     j. Landlord's Fees. Tenant shall pay Landlord all costs, not to exceed $2,500, together with an administrative fee of $500.00 per assignment or sublease transaction for which consent is required.

     k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease. In addition to its other remedies for such default, Landlord may elect to increase Base Rent to 125% of the Base Rent reserved under the terms of this Lease.

     19. DAMAGES TO PREMISES.

     a. Landlord's Restoration Obligations. If the Building or Premises are damaged by fire or other casualty ("Casualty"), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

          (i)  [INTENTIONALLY DELETED]

          (ii) [INTENTIONALLY DELETED]

          (iii) Landlord shall have no obligation to repair and restore Tenant's trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

     b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) [INTENTIONALLY DELETED]; (iii) [INTENTIONALLY DELETED]; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of the notice of termination.

     c. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) the Premises is damaged in whole or in part during the last two years of the Term, (ii) the damage to the Premises cannot reasonably be repaired and restored within one hundred eighty (180) days; or
(iii) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty, as extended by force majeure. If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

     d. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

     e. Waiver of Claims. The rights of Tenant under this Article 19 shall constitute Tenant's exclusive remedies against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

     20. EMINENT DOMAIN.

     a. Effect on Lease. If all of the Premises (or a portion thereof such that Tenant cannot continue use of the remainder) are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

     b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease or its leasehold estate. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses or for costs of removal, relocation, business interruption expense, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

     21. ENVIRONMENTAL COMPLIANCE.

     a. Hazardous Material. "Hazardous Material" shall mean any of the following: asbestos or any substance containing more than 0.1 percent asbestos and deemed hazardous under any Hazardous Material Law (defined below); the group of organic compounds known as polychlorinated biphenyls; flammable explosives; radioactive materials; chemicals known to cause cancer or reproductive toxicity; pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under the Hazardous Material Laws; and any mixture of a Hazardous Material (regardless of concentration) with other materials.

     b. Hazardous Material Laws. "Hazardous Material Laws" shall mean any law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.
S. C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U. S. C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U. S. C. 1801, et seq., the Federal Water Pollution Control Act, 33 U. S. C. 1251 et seq., the Clean Air Act, 42 U. S. C. 7401 et seq., the Clean Water Act, 33 U. S. C. 7401, et seq., the Toxic Substances Control Act, 15 U. S. C. 2601 et seq., the Safe Drinking Water Act, 42 U. S. C. 300f et seq., and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated thereunder.

     c. Indemnity. Tenant shall and hereby does agree to pay, protect, defend, indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the generation, storage, use, treatment or disposal of Hazardous Materials or violation of Hazardous Materials Laws at the Premises and the Common Area by Tenant or its agents, employees or contractors. Landlord shall and hereby does agree to pay, protect, defend, indemnify and hold Tenant harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to attorney's fees and cost of litigation) arising out of or in any manner related to the generation, storage, use, treatment or disposal of Hazardous Materials or violation of Hazardous Materials Laws at the Premises by Landlord or its agents, employees or contractors.

     d. Tenant's Covenants. Tenant covenants and agrees that (a) it will not violate any Hazardous Materials Laws (b) no activity shall be undertaken on the Premises or the Common Area which would cause: (i) the Premises or the Common Area to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Premises or the Common Area within the ambit of, any Hazardous Material Law, (ii) a release or threatened release of Hazardous Material from the Premises or the Common Area within the meaning of, or otherwise bring the Premises or the Common Area within the ambit of, any Hazardous Material Law, or (iii) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law; (c) no activity shall be undertaken with respect to the Premises or the Common Area which would cause a violation or support a claim under any Hazardous Material Law; (d) no underground storage tanks or underground deposits will be located on the Premises or the Common Area. The foregoing shall not prohibit the proper use and storage by Tenant of normal cleaning supplies and office supplies customarily used for the Permitted Use, all of which shall be permitted so long as such items are stored and used in compliance with Hazardous Materials Laws.

     e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 21. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 21. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty
(30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

     f. Property. For the purposes of this Section 21, the term "Property" shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

     g. Tenant's Liability After Termination of Lease. The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

     22. DEFAULT.

     a. Tenant's Default. Tenant shall be in default under this Lease if Tenant:

          (i) Fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and such default continues for more than five (5) days after written notice thereof is delivered by Landlord to Tenant; provided, however, that Landlord shall not be obligated to give Tenant notice of such default more than once in any 12-month period.

          (ii) Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen
               (15) days, Tenant does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

          (iii) Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

          (iv) Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

          (v) If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

     b. Landlord's Remedies. In the event of a Tenant default (including the expiration of any notice and cure periods set forth above), Landlord at its option may do one or more of the following:

          (i) Terminate this Lease and recover all damages caused by Tenant's breach, including consequential damages for lost future rent for the remaining Term of this Lease (excluding any Extension Terms that have not yet been exercised);

          (ii) Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable; all rent received by Landlord from such reletting shall be applied first to all reasonable costs and expenses incurred by Landlord in connection with such re-letting and then to reduce Tenant's obligations hereunder, with Tenant being responsible for any deficiency for the remaining Term of this Lease (excluding any Extension Terms that have not yet been exercised);

          (iii) [INTENTIONALLY DELETED]

          (iv) Bring action for recovery of all amounts then due from Tenant;

          (v) Lock the Premises and deny Tenant access thereto without obtaining any court authorization; or

          (vi) Pursue any other remedy available in law or equity.

     c. Landlord's Expenses; Attorneys Fees. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

     d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

     e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

     f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

     g. Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents or breach of contract damages from Tenant.

     h. Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     i. Mitigation. Landlord shall use commercially reasonable efforts to mitigate Tenant's damages hereunder.

     23. MULTIPLE DEFAULTS.

     a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease (beyond applicable periods of notice and cure) on two (2) or more occasions during any consecutive twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

     b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to a sum equal to three (3) months' installments of Base Rent. The Security Deposit shall be governed by the terms of this Lease.

     c. Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any consecutive twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

     24. BANKRUPTCY.

     a. Trustee's Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

     b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term "adequate assurance" shall include at least the following:

          (i) In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          (ii) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

     c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

     25. NOTICES.

     a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1, or to such other address as a party may specify by duly given notice.

     b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or
(iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or
(iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) Business Days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next Business Day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

     c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

     d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party's legal counsel.

     26. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy at sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy at sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

     27. INTENTIONALLY DELETED.

     28. BROKER'S COMMISSIONS.

     a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1n.

     b. Landlord's Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord's separate agreement with the Broker.

     c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

     29. MISCELLANEOUS.

     a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that it can do nothing to affect or impair Landlord's title. The relationship between the parties hereto is solely that of landlord and tenant and nothing contained herein shall constitute or be construed as establishing any other relationship between the parties, including, without limitation, the relationship of principal and agent, employer and employee or parties engaged in a partnership or joint venture. Without limiting the foregoing, it is specifically understood that neither party is the agent of the other and neither is in any way empowered to bind the other to use the name of the other in connection with the construction, maintenance or operation of the Premises, except as otherwise specifically provided herein.

     b. Force Majeure. The term "force majeure" means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, act of God, or other causes beyond the Landlord's (or Tenant's, if applicable) reasonable control.

     c. Building Standard Improvements. The term "Building Standard Improvements" shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

     d. Limitation on Damages. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

     e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

     f. Interest. Should either party fail to pay any amount due to the other party within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then, commencing from the due date, the amount due shall begin accruing interest at the rate of 15% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

     g. Legal Costs. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, or in any legal action brought by Tenant to enforce Landlord's obligations hereunder, Tenant shall be entitled to recover for the fees and expenses of its attorneys in such amount as the court may adjudge reasonable.

     h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, and upon Landlord's compliance with Section 29j below, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease to the extent such responsibility and/or liability is assumed by the applicable transferee.

     i. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

     j. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the Security Deposit and prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

     k. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

     l. Tenant's Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant's most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building, subject, however, to obtaining any necessary confidentiality agreements to the extent such information is not publicly available.

     m. Recordation. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

     n. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

     o. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

     p. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally. Only an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought shall be binding on that party.

     q. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

     r. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right to change the name of the Building as it deems appropriate from time to time. If any provisions of this Lease shall be determined to be illegal and unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     s. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

     t. Choice of Law; Waiver of Jury Trial. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for non-payment of rent or the recovery of possession of the Premises, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

     u. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

     v. Designation of Representative. If more than one person or party shall be Landlord or Tenant, such parties, by appointment by the holders of (i) at least fifty one percent (51%) of the estate of Landlord or Tenant, as the case may be, or (ii) the owners of at least fifty one percent (51%) of the Premises, or of a corporation that owns or controls the Premises, Landlord or Tenant, as the case may be, by Notice to the other, shall designate a single person or party to act as their sole representative to receive or pay the Base Rent and Additional Rent, give or receive Notices, and give consents under this Lease for and on behalf of Landlord or Tenant, as the case may be; in which case payments of the Base Rent and Additional Rent to or by, Notice to or by and consent by such representative shall be deemed to be valid payment to or by, Notice to or by or consent by all of the parties constituting Landlord or Tenant, as the case may be. Such designation may be revoked by Notice given in the same manner as the appointment, by death of the person designated or by judicial determination of incompetency of the person designated, but not otherwise. Until such designation is revoked, payment to, or Notice to or by, or consent by such representative shall be conclusively binding upon all of the parties constituting Landlord or Tenant, as the case may be, and upon their respective heirs, executors, administrators, guardians, successors, and assigns. In the event no such appointment shall be in effect at any time during the term of this Lease, payment and Notice to and consent by any one party who may own an interest in the estate of Landlord or Tenant, as the case may be, shall be deemed payment and Notice to and consent by all of the parties constituting Landlord or Tenant, as the case may be, and upon their respective heirs, executors, administrators, guardians, successors, and assigns.

     w. Execution. This Lease consists of this Lease, the Workletter, the Addendum, Exhibits A, A-1, A-2, A-3, B, C, D, E and F, and all other Exhibits, if any, specified in the Table of Contents, all of which shall constitute a single agreement. Landlord and Tenant have executed this Lease by signing and dating this Lease and Workletter and initialing the first page of this Lease. This Lease may be signed in multiple counterparts which together shall constitute on and the same instrument.

     x. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

     y. Landlord's Right to Grant Easements. Landlord shall have the right, without the consent of Tenant, to grant to adjacent land owners, including Landlord, at any time and from time to time during the Term of this Lease, easements and rights of ingress, egress and common use and enjoyment with respect to the roads, walks, unimproved portions of the land on which the Building is located, water, sewage, telephone, gas and electricity lines, and Landlord may at any time and from time to time grant easements, public and private, for such purposes to itself and to others, and relocate any easements now or hereafter affecting the land on which the Building is located; provided, however, that in no event shall Landlord be permitted to take any action permitted by this paragraph if such action would (i) materially adversely and permanently affect Tenant's ingress and egress to and from the Premises, (ii) materially and permanently reduce the available parking of the Building, or
(iii) overburden the Common Areas or the utilities or other portions of the Property.

     z. No Waiver. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

     30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

     a. Right of First Offer.

          (1) Provided that Tenant is not in default (beyond applicable periods of notice and cure) under this Lease and subject to existing rights of other tenants of the Building at the time of execution of this Lease. Tenant acknowledges that the fifth floor is currently leased to Cybera, Inc. Tenant shall have a continuous right of first offer ("Right of First Offer") to lease any space on the fourth (4th) or fifth (5th) floors of Building C or the 1,671 RSF adjacent to the Data Center on Floor 1 in Building A, currently occupied by Ford Motor Credit Company ("Expansion Space") should space become available to rent to a third party (other than Ford Motor Company ("Ford") or a Ford related party). In such event, Landlord shall notify Tenant and Tenant shall have ten (10) Business Days after receipt of Notice to give Notice to Landlord that it is exercising its right to lease the Expansion Space upon the same terms and conditions offered to the third party, except that the Base Rent shall be equal to the then Fair Market Rental Value (defined in Section 30 b, below), unless Tenant exercises a Right of First Offer during the first 24 months of this Lease, in which event the Base Rent shall be at the same rate per rentable square foot as the then current Base Rent and for a Term equal to the remaining Term.

          (2) Should Tenant not respond pursuant to Section 30 a (1) or respond negatively to Landlord's notice, then Landlord may lease the Expansion Space to such third party (or Ford or its related party); provided, however, that Tenant's Right of First Offer shall nevertheless continue until the end of the initial Lease Term or any extension in the event that the third-party lease is not consummated within 180 days after Tenant's receipt of Landlord's Notice under Section 30a(1) or in the event the Expansion Space becomes available following the expiration of any third party lease.

          (3) Tenant shall not have any rights under Section 30 a (1) if Tenant does not give Landlord notice strictly according to Section 30 a (1), or if at the time either that Tenant gives Landlord notice under Section 30 a (1) or that the Expansion Space is delivered to Tenant:

               (i) A default by Tenant under this Lease (beyond applicable notice and cure periods) shall have occurred and be continuing; or

               (ii) Spheris Operations Inc. (and/or any assignee or sublessee described in Section 18C) occupies less than 100% of the rentable square feet of the Premises.

          (4) It shall be a condition of Tenant's right to exercise this option that Tenant is not in default (beyond applicable periods of notice and cure) under this Lease both at the time of Tenant's exercise of this option and at the time the rent is scheduled to commence on the Expansion Space; and this condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of this option.

          (5) The Tenant Improvement Allowance for construction of the Expansion Space shall be determined at the greater of the initial Tenant Improvement Allowance or the Fair Market Rental Value for the Tenant Improvement Allowance; provided, however, that if Tenant exercises a Right of First Offer during the first 24 months of the Lease Term, then the Tenant Improvement Allowance for construction of tenant improvements within the Expansion Space shall instead be equal to the Tenant Improvement Allowance for the Premises (as set forth in the Workletter), times a fraction, the numerator of which is the number of months that are remaining in the Lease Term at the time Tenant exercises such Right of First Offer and the denominator of which shall be 120.

          (6) Tenant shall execute an amendment to the Lease prepared by Landlord, within fifteen (15) days of its submission to Tenant; provided, however, that Landlord agrees not to submit such amendment to Tenant until after the rent for the Expansion Space has been determined pursuant to
     Section 30(b)(6) below. Such amendment shall memorialize items such as, but not limited to:

               (i) anything affected by the increase in size of the Premises, including, but not limited to, the increased rentable square feet, Base Rent, Tenant's Percentage Share, and Security Deposit.

               (ii) the date that the Rent for the Expansion Space shall
                    commence which shall be the earlier of:

                    (a) one hundred twenty (120) days from Landlord's receipt of Tenant's Notice that it has exercised its right of first offer, or

                    (b) the Tenant's occupancy (for purposes other than construction of tenant improvements) of the Expansion Space.

b.   Option to Renew.

     (1)  IF:

                    (a) Tenant is not in default (beyond applicable periods of notice and cure) under this Lease; and

                    (b) Tenant gives and Landlord receives written notice not less than nine (9) months prior to the expiration of the initial (or then extended) Lease Term of the Lease of Tenant's intention to extend the Term of the Lease (each an "Extended Term"); and

                    (c)  Spheris Operations Inc.. (or an assignee described in
                         Section 18c) is the Tenant and is in occupation of and conducting its business in the whole of the Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that this Section 30 b is personal to Tenant (and to its assignees under Section 18c),

          (2)  THEN:

     the Term of the Lease shall be extended as to the entire Premises, or at Tenant's option, a portion of the Premises, on a full floor basis (except for the Data Center in Building A), with a minimum of 2 full floors, upon the expiration of the initial Lease Term, or the then-previous Extension Term, if applicable, for the Extended Terms, as indicated in Section 1b, upon the same terms and conditions as in the Lease except that:

                    (a) there shall be no further right to extend the Lease Term (other than as indicated in Section 1 b); and

                    (b) Landlord may, at its option, require that Tenant enter into an extension agreement, as prepared by Landlord, to give effect to such Extended Term, and

                    (c) the Base Rent shall be at the rental rate as specified in Section 30b (6) below at the time the renewal notice is due.

                    (d) For purposes of this Lease, the term "Lease Term" shall be deemed to include, if applicable, any Extended Term(s) unless specifically provided otherwise herein.

     (3) If Tenant fails to give and if Landlord does not receive appropriate notice within the time limit set out herein for extending the Lease Term, then this Section 30 b, shall be null and void and of no further force or effect as to the upcoming Extension Term. If Tenant gives and Landlord receives such appropriate notice within the time limit set out herein for extending the Lease Term, it will execute the documentation submitted by Landlord pursuant to Subsection (2)(b) of this Section 30b within ten (10) Business Days of Tenant's receipt of each document; provided, however, that Landlord agrees not to submit such documentation to Tenant until such time that the rent is finally determined pursuant to Section 30b(6) below.

     (4) [INTENTIONALLY DELETED]

     (5) It shall be a condition of Tenant's right to exercise the Option to Extend herein that Tenant shall not be in default (beyond applicable periods of notice and cure) under this Lease both at the time of Tenant's exercise of this option and at the time any extension term is scheduled to commence; and this condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of this option.

     (6) (a) Within sixty (60) days following Tenant's written notice to Landlord to extend the Lease Term, Landlord shall notify Tenant in writing of the proposed Rent amount to be paid during such Extended Term, which shall be the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" shall be defined as the annual rental (projected from the date of the commencement of the payment of annual rental to which it applies) which Tenant would reasonably expect to pay and Landlord would reasonably expect to receive under leases of space of comparable conditions, on conditions comparable to this Lease, covering premises similar to the Premises in the Franklin, Tennessee area and shall also include a determination of all concessions, tenant improvement allowances and other benefits that Tenant would reasonably expect to receive, and Landlord would reasonably expect to give under such a lease at such rental rate. Tenant shall have sixty (60) days following receipt of Landlord's notice of determination of the proposed Extended Term Rent, in which to:

          (i)  accept such determination; or

          (ii) elect to have such determination made by appraisal as described below; or

          (iii) withdraw its notice of exercise of option to extend.

          (b) If Tenant fails to notify Landlord in writing of its election within said sixty (60) day period, Tenant shall be deemed conclusively to have withdrawn its notice of exercise of the option to extend the Lease and the Lease shall terminate on the Expiration Date of the Initial Lease Term, or, if applicable, the previously exercised Extended Term as if such notice was never given. If Tenant elects to have such determination made by appraisal, then:

               (i) Within ten (10) days after Landlord receives Tenant's notice of its election to have such determination made by appraisal, Landlord and Tenant shall each appoint and employ, at its cost, a real estate appraiser (who shall be licensed in the State of Tennessee and be a member of the American Institute of Real Estate Appraisers ["MAI"] with at least ten (10) years of full-time commercial appraisal and real estate marketing experience in the Franklin, Tennessee area) to appraise and establish the Fair Market Rental
                    Value.

               (ii) Within thirty (30) days after the selection of the two (2)
                    appraisers, the appraisers shall each submit an appraisal of the Fair Market Rental Value. If the appraisers are equal to or less than ten percent (10%) apart in their determination of Fair Market Rental Value, the Fair Market Rental Value shall be the average of the two appraisals. If the appraisers are more than ten percent (10%) apart in their determination of Fair Market Rental Value, then the two appraisers shall attempt to agree upon and designate a third appraiser meeting the qualifications set forth above within ten (10) days after submittal of the Fair Market Rental Value determination by both appraisers.

               (iii) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall agree upon the Fair Market Rental Value. If a majority of the appraisers are unable to agree within the stipulated time, then each appraiser shall render his/her separate appraisal within such time, and the three appraisals shall be averaged in order to establish such rate; provided, however, if the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish the Fair Market Rental Value. After the Fair Market Rental Value has been established, the appraisers shall immediately notify the parties in writing.

          (c) Personal Property. Landlord and Tenant agree that Landlord shall cause to be transferred as of the Commencement Date certain personal property (the "Personal Property") of Ford Motor Credit Company ("Ford Credit") located at the Premises, and more particularly described in the Bill of Sale attached hereto as Exhibit F and incorporated herein and made a part of this Lease. Tenant agrees that at the termination of this Lease all of Tenant's personal property, including the Personal Property shall be removed from the Premises, in accordance with the terms of this Lease.

               ADDENDUM AND EXHIBITS. The attached Addendum and Exhibits shall apply, and where in conflict with earlier provisions in this Lease shall control. The attached Addendum and Exhibits are incorporated herein and made a part of this Lease.

     a.   ADDENDUM

     b. EXHIBIT A - PREMISES (SPACE PLAN TO BE REPLACED WITH WORKING DRAWINGS, AFTER MUTUAL APPROVAL BY LANDLORD AND TENANT)

     c.   EXHIBIT A-1 - SITE PLAN

     d.   EXHIBIT A-2 - LEGAL DESCRIPTION (OFFICE COMPLEX)

     e.   EXHIBIT A-3 - DATA CENTER DRAWING

     f.   EXHIBIT B - RULES AND REGULATIONS

     g.   EXHIBIT C - COMMENCEMENT LETTER

     h.   EXHIBIT D- JANITORIAL SERVICES

     i.   EXHIBIT E-LICENSE AGREEMENT

     j.   EXHIBIT F-BILL OF SALE

     k.   EXHIBIT G-WORKLETTER

                         [Signatures on following page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in three
(3) originals, all as of the day and year first above written.

TENANT:

SPHERIS OPERATIONS INC.


By: /s/ Gregory T. Stevens
    -----------------------------------
Printed Name: Gregory T. Stevens
Title: Chief Administrative Officer


LANDLORD:

FORD MOTOR LAND DEVELOPMENT CORPORATION


By: /s/ Diane L. Morris
    -----------------------------------
Printed Name: Diane L. Morris
Title: Vice President

                                    ADDENDUM

     ADDITIONAL RENT OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2008 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building during such calendar year above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined), but in no event shall the increase be more than 5% in any one calendar year.

     For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant's Proportionate Share shall be determined pursuant to
Section 2b of the Lease.

     For the calendar year commencing on January 1, 2008 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, at Landlord's option, Tenant's Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365 day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Annual Statement is sent to Tenant.

     The term "Base Year" shall mean the twelve month period beginning on the January 1, 2007 and ending on December 31, 2007. Landlord shall deliver to Tenant an Annual Statement with respect to the Base Year within 90 days after the end of the Base Year.

     The term "Operating Expenses" shall mean (1) the total actual cost or expense paid or incurred by Landlord which is attributed to or allowable to the operation, maintenance and repair of the Building and Common Areas, including, without limitation, ad valorem real and personal property taxes, the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; snow removal; general landscaping and maintenance; window washing (interior and exterior, including inside partitions); elevators; escalators; porter and matron service; transportation service, if any; electric current; steam; a management fee of five percent (5%) of Base Rent (as defined in Section 3(b) herein); protection and security service; repairs, maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (or the allocated cost associated with Landlord's self-insurance program (not to exceed the amount that would have been payable by Landlord to a third party insurance company for similar coverage)); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; water rates, sewer rates; depreciation of all hand tools and other movable equipment and personal property, which is, or should be, capitalized on the books of Landlord and the cost of hand tools and other movable equipment and personal property which need not be so capitalized, as well as cost of maintaining all such hand tools and movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost reasonably allocable to the Building of any capital improvements made by Landlord after the Commencement Date that reduce other Operating Expenses or made by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at such rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Operating Expenses shall not include depreciation other than depreciation on exterior window draperies provided by Landlord and carpeting in Common Areas; costs of repair and maintenance which are paid for by proceeds of insurance, by other tenants or third parties; advertising, public relations and promotions attributable to Landlord's efforts to increase or maintain the occupancy rate in the Building; tenants' improvements, real estate brokers' commissions, interest and capital items other than those referred to in clause (2) above. If the Building is not at least ninety-five percent (95%) occupied by tenants during all or a portion of any Calendar Year (including the Base Year), Landlord may make appropriate adjustments for such year in the components of Operating Expenses which vary depending upon the occupancy level of the Building, employing generally accepted accounting and management principles. Any such adjustments shall also be deemed expenses paid or incurred by Landlord and included in Operating Expenses for such Calendar Year, as if the Building had been ninety-five percent (95%) occupied and Landlord had actually paid or incurred such expenses, to the end that the actual amounts of such variable components of Operating Expenses be fairly borne by tenants occupying the Building, and provided that no such adjustment shall include any profit to Landlord in connection with such variable cost. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

TENANT'S RIGHT TO REVIEW ANNUAL STATEMENT. Within 90 days following the date of the Annual Statement for the Base Year or any subsequent year, Tenant shall have the right upon request to review Landlord's books and records pertaining to Operating Expenses and Property Taxes. Such review shall be conducted only during regular business hours at the office where Landlord maintains its books and records with respect to the Operating Expenses and only after Tenant gives Landlord 14 days prior written notice. Tenant shall deliver to Landlord a copy of the results of such audit within 15 days of its receipt by Tenant. No audit shall be conducted at any time Tenant is in default of any of the terms of the Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. The costs of the audit shall be borne by Tenant.

                                    EXHIBIT A

                                    PREMISES

   (SPACE PLAN TO BE REPLACED WITH WORKING DRAWINGS, AFTER MUTUAL APPROVED BY
                              LANDLORD AND TENANT)

                                   EXHIBIT A-1
                           SITE PLAN - OFFICE COMPLEX

                                   (SITE PLAN)

                                   EXHIBIT A-2

                       LEGAL DESCRIPTION - OFFICE COMPLEX

Being a tract of land known as Lot 5 of the Final Plat of Cool Springs East Subdivision, Section One, Revision One as recorded in Plat Book 22, Page 46, Register's Office of Williamson County (ROWC), Tennessee, said tract lying in Williamson County in the 8th District of Franklin, Tennessee. Bounded on the south by Lot 694 and 695 of Final Plat of Cool Springs East Subdivision, Section One, Revision Three (Resubdivision of Lot 4) (Section 35 of Cool Springs East), as recorded in Plat Book 42, page 102, ROWC; bounded on the west by the eastern ROW of Interstate 65 (ROW varies); bounded on the north by Continental Cool Springs East, as recorded in Deed Book 3112, page 646, ROWC, and by Songbird Aviation II, LLC, as recorded in Deed Book 3357, page 103, ROWC; and bounded on the east by the western Right-of-Way (ROW) of Carothers Boulevard (132' ROW); Said tract being described according to a survey prepared by Robert M. Searson, TRLS #1666, Littlejohn Engineering Associates, dated 3/8/06, Job No. 26032, as follows:

POINT OF BEGINNING being a set point on the southeast corner of the tract being described, said point lying on said western ROW of Carothers Parkway and being N 28 deg. 44' 57" E 404.42' from the centerline intersection of said Carothers Parkway and Gillespie Drive; thence leaving said ROW of Carothers Parkway and along the common line of the tract being described and said Lot 694 and 695 with the following: N 66 deg. 31' 32" W 404.32' to a set point; thence S 68 deg. 28' 27" W 193.44' to a set point; thence N 66 deg. 31' 32" W 470.27' to a set point; thence N 21 deg. 31' 32" W 193.44' to a set point; thence N 66 deg. 31' 32" W 609.00' to a found iron rod lying on said eastern ROW of Interstate 65, said point being the southwest corner of the tract being described; thence leaving said common line and along said ROW of Interstate 65 with the following: N 28 deg. 42' 16" E 303.32' to a found iron rod with "Ragan & Smith" cap; thence N 61 deg. 14' 08" E 282.97' to a set point; thence N 16 deg 11' 55" E 199.84' to a set point; thence N 31 deg. 27' 43" W 296.95' to a found iron rod with "Ragan & Smith" cap; thence N 07 deg. 54' 14" W 36.26' to a set point, said point being the northwest corner of the tract being described; thence leaving said ROW of Interstate 65 with the following: S 79 deg. 55' 28" E 1319.73' to a set point; thence N 89 deg. 18' 28" E 534.19' to a point lying on said western ROW of Carothers Parkway, said point being the northeast corner of said tract; thence along said ROW of Carothers Parkway with the following: with a curve to the left having a length of 270.97', having a radius of 1373.57', having an interior angle of 11 deg. 18' 10", and having a chord bearing and distance of S 08 deg. 16' 04" W 270.53' to a set point; thence S 02 deg. 36' 59" W 200.00' to a set point; thence with a curve to the right having a length of 895.78', having a radius of 1172.43', having an interior angle of 43 deg. 46' 34", and having a chord bearing a distance of S 24 deg. 30' 16" W 874.15' to a set point; thence S 46 deg. 23' 33" W 139.09' to the point of beginning.

Tract contains 2,174,901 square feet or 49.93 acres.

Tax Parcel ID: 053 142.00

Address: 9009 Carothers Parkway, Franklin, Tennessee

                                   EXHIBIT A-3

                                DATA CENTER SPACE

                                  (FLOOR PLAN)

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall be obstructed or encumbered by tenant or used for any purpose other than ingress and egress to and from the space demised to such tenant.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens visible from the exterior of the Premises or the Building (other than those to be installed as part of the Workletter) shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant.

Tenants will not place objects against glass partitions or doors or windows which would be unsightly from any of the corridors of the Building or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

3. No sign, advertisement, object, notice, or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside of the space demised to any tenant or of the Building. Signs on exterior doors and directory tablets, if any, shall be inscribed, painted, or affixed for each tenant by Landlord at Landlord's expense, and shall be of a size, color, and style approved by Landlord.

4. No show cases, signs or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules, or other public parts of the Building.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein.

6. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about the Building.

7. No tenant shall drill into, or in any way deface, any part of the Building or the space demised to such tenant. No boring, cutting, or stringing of wires shall be permitted, except in the Data Center, Building A, as may be necessary, with Landlord's prior written approval which shall not be unreasonably withheld.

8. No cooking (with the exception of microwave ovens to heat food) shall be done or permitted in the Building by any tenant. No tenant shall cause or permit any unusual or objectionable fumes, smoke, odors or other discharges to emanate from the space demised to such tenant.

9. Smoking is not permitted in the Building. Smoking is permitted outside of the Building, if any, as designated and redesignated in writing from time to time by Landlord, in its sole, absolute and arbitrary discretion. All smoking materials must be disposed of in ashtrays or other appropriate receptacles provided for that purpose.

10. Neither the whole nor any part of the space demised to any tenant shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise (except that Tenant's Fulfillment Center may be used for shipping and receiving computers), goods, or property of any kind at auction.

11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises, whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors, windows, or skylights or down any passageways.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any tenant, nor shall any changes be made in locks or the mechanism thereof, unless written approval from Landlord is granted. Each tenant must, upon the termination of this tenancy, return to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

13. All removals from the Building, or the carrying in or out of the Building or the space demised to any tenant of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the provisions of such tenant's lease.

14. No tenant shall use or occupy or permit any portion of the space demised to such tenant to be used or occupied as an employment bureau or for the storage, manufacture, or sale of liquor, narcotics or drugs. No tenant shall engage or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers giving an address at the Building; provided, however, that tenant may advertise giving an address at the Building for regular full-time or part-time employees retained in the normal course of tenant's business at the Building.

15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for its intended uses, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to control and operate the Common Areas in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, between the hours of 6 P.M. and 7 A.M. on Business Days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes.

Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving the space demised to such tenant at any time, shall see that all entrance doors to the Premises are locked. Tenant assumes full responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping valuable items locked up and doors locked after Business Hours and at other times the Premises are not in use.

18. Each tenant shall, at its expense, provide artificial light in the space demised to such tenant for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in such space.

19. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any unlawful purpose.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Landlord's employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

23. No bicycles, vehicles, or animals of any kind shall be brought into or kept about the Building by any tenant, except for animals assisting the disabled.

24. No tenant shall place, or permit to be placed, on any part of the floor or floors of the Building, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. The floor load capacity is 200 pounds per square foot. The Building core and exterior wall areas have a floor load capacity of approximately 300 pounds per square foot.

25. Landlord reserves the right to specify where in the space demised to any tenant business machines and mechanical equipment shall be placed or maintained in order, in Landlord's judgment, to absorb and prevent vibration, noise, and annoyance to other tenants of the Building.

26. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

27. In case of invasion, mob, strike, riot, public excitement, or other commotion, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same by closing the doors or taking other appropriate steps. Landlord will in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building or any person at any time.

28. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Building Rules and any Laws.

29. Tenant shall store all its trash and garbage in proper receptacles within its Premises or in other facilities provided for such purpose by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will cooperate with any recycling program of the Building.

30. Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31. Tenant shall be responsible for the observance of all of the Building Rules by Tenant (including, without limitation, all employees, agents, clients, customers, invitees and guests of Tenant.)

32. Tenant will not park or permit parking by its employees in any areas designated by Landlord for parking by visitors to the Building. Only passenger vehicles may be parked in the parking areas. No overnight or extended term parking or storage of vehicles is permitted without Landlord's written permission.

33. Landlord is not responsible for any damage, loss or theft to vehicles and the contents thereof during ingress or egress from, moving through, or while parked on the site of the Building.

34. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's reasonable judgment, for its best interests or for the best interests of the tenants.

                                    EXHIBIT C

                             COMMENCEMENT AGREEMENT

     This COMMENCEMENT AGREEMENT (the "Agreement"), made and entered into as of this _______ day of ________________, 2006, by and between FORD MOTOR LAND DEVELOPMENT CORPORATION, with its principal office at 330 Town Center Drive, Suite 1100, Dearborn, MI 48126 ("Landlord") and SPHERIS OPERATIONS INC., a Tennessee corporation, with its principal office at 720 Cool Springs Blvd., Suite 200, Franklin, TN 37067 ("Tenant");

                                  WITNESSETH:

     WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated ___________________ (the "Lease"), for space comprising approximately 70,209 rentable square feet, in the building located at 9009 Carothers Parkway, City of Franklin, County of Williamson, State of Tennessee; and

WHEREAS, the parties desire to establish the Commencement Date and Expiration Date as set forth below,

     NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

     1. The term of the Lease by and between Landlord and Tenant actually commenced (with respect to Floor 2 and Floor 3 of Building C and Data Center, Building A of the Leased Premises) on ___________________ (the "Commencement Date"). The term of the Lease by and between Landlord and Tenant actually commenced (with respect to Floor 1 of the Leased Premises) on ___________________. The initial term of said Lease shall terminate on
______________ (the "Expiration Date"). Section 3, entitled "Term", and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

     2. The execution of this Agreement shall not constitute the exercise by Tenant of any option it may have to extend the term of the Lease.

     3. The Lease is in full force and effect and is hereby ratified and confirmed.

     4. Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

TENANT: SPHERIS OPERATIONS INC.,
a Tennessee corporation


By:
    ------------------------------------
Printed Name:
              --------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------


LANDLORD:

FORD MOTOR LAND DEVELOPMENT CORPORATION


By:
    ------------------------------------
Printed Name:
              --------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

                                    EXHIBIT D

                               JANITORIAL SERVICES

- Executive offices, training/conference rooms, reception area, corridors, kitchen area and high traffic areas will be dusted and vacuumed daily.

-    Carpet areas will be completely vacuumed weekly.

-    Carpet will be spot cleaned daily.

-    Tile floors will be spray buffed twice a week and machine scrubbed weekly.

- Trash receptacles will be emptied three times a week, with the exception of executive offices, training/conference rooms, reception area, corridors, and kitchen area which will be emptied daily.

- Recycle bins from a central location will be emptied two times a week or as necessary.

- All executive office furniture and building surfaces will be cleaned daily and dusted weekly.

- In addition to the above, the following cleaning services will be performed for the restrooms and kitchen areas of the Building:

          - Clean and disinfect all fixtures, drinking fountains and other surfaces daily.

          -    Refill dispensers daily.

          -    Furniture and building surfaces will be cleaned daily.

          - On a weekly basis, clean and refill floor drains, descale toilets and urinals.

- Quarterly, all air vents and returns will be dusted and cleaned with a damp cloth.

- Annually, carpets will be shampooed and tile floors will be striped and re-finished. High traffic areas will be shampooed quarterly.

Tenant understands that Landlord may substitute for any of the methods or devices set forth in this Exhibit D, other methods or devices, which will achieve substantially the same results.

                                    EXHIBIT E

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("License") made this____ day of ___________, 2006, by and between Ford Motor Land Development Corporation, a Delaware corporation ("Licensor"), and Spheris Operations Inc., a Tennessee corporation ("Licensee").

                                    RECITALS

     Licensor is the owner of certain real property located at 9009 Carothers Parkway, Franklin, TN 37067 (the "Building"). Licensor and Licensee have entered into a lease dated ________________, 2006 (the "Lease") for space in the Building more particularly described therein. The parties desire to provide for the use by Licensee of a portion of the roof of the Building as provided below.

                              TERMS AND CONDITIONS

     1. Licensed Area: For valuable consideration, receipt of which is hereby acknowledged and the covenants and conditions to be observed and performed by Licensee, Licensor hereby grants to Licensee a license and permission to enter upon the area to install and maintain 1 satellite dish not to exceed ____ feet in diameter (the "Dish") on the roof of the Building in a location designated by Licensor ("Licensed Area"). Licensor reserves the right upon reasonable notice to Licensee to require the relocation of all equipment installed by Licensee to another location on the roof of the Building, at Licensor's cost.

     2. Term: The term of this License shall be coterminous with the Lease.

     3. Use: Licensee shall use the Licensed Area for the installation, operation, use, repair, replacement and maintenance of the Dish (of which the height, appearance and installation procedures must be approved in writing by Licensor which approval shall not be unreasonably withheld or delayed) for Licensee's sole use and the necessary mechanical and electrical equipment to service said Dish all of which shall comply with all applicable governmental regulations. Licensee may have access to the Licensed Area during normal business hours and at other times by providing Licensor with reasonable prior notice and by reimbursing Licensor for any expenses incurred by Licensor in connection therewith.

     4. Licensee's Costs: Licensee shall pay all costs of installation, operation, repair and maintenance of the Dish.

     5. Licensee's Operations: During the term of this License, the Licensed Area and all equipment placed and maintained thereon shall be used by the Licensee for the use specified and for no other use or purpose. Licensee shall not use or permit any other person to use the Licensed Area, or any part thereof, for any purposes tending to injure the reputation thereof or for any improper or offensive use or to constitute a nuisance and Licensee shall at all times conform to and cause all persons using any part of the Licensed Area to comply with all public laws, ordinances and regulations and the covenants and restrictions, from time to time applicable thereto and to all operations thereon.

     Licensee shall require its employees, when using the Licensed Area, to stay within the immediate confines thereof. In addition, in the event a cable television system is operating in the area, Licensee shall at all times during the term of the License conduct its operations so as to ensure that the cable television system shall not be subjected to harmful interference as a result of such operations by Licensee. Upon notification from Licensor of any such interference, Licensee agrees to immediately take the necessary steps to correct such situation, and Licensee's failure to do so shall be deemed a default under the terms of this License.

     During the term of this License, Licensee shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Licensor regarding the generation of electromagnetic fields. Should Licensor determine in good faith at any time that the Dish poses a health or safety hazard to occupants of the Building, Licensor may require Licensee to remove the Dish or make other arrangements reasonably satisfactory to Licensor. Any claim or liability resulting from the use of the Dish shall be subject to the insurance and indemnification provisions set forth in this License Agreement.

     6. Removal: Upon the expiration or earlier termination of this License, Licensee shall remove the Dish and all other equipment installed by it and shall repair all damage to the Building directly attributable to the installation or removal of such Dish.

     7. Indemnification; Hold Harmless: Licensee agrees to indemnify, defend (with counsel selected by Licensee) and hold Licensor and its parent, subsidiaries and affiliates and their respective officers, directors, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Licensor) which arise during or after the term of this License, from or in connection with the Dish unless caused as a result of the negligence or willful misconduct of Licensor, its officers, employees or agents. Licensor shall not be liable for any loss, damage or injury of any kind whatsoever to the property of Licensee or the property or person, including death, of any of Licensee's employees, agents, invitees, contractors, or licensees or of any other person whomsoever caused by any use of the Licensed Area by Licensee, its agents, employees, invitees, contractors or licensees or occasioned by the failure on the part of Licensee to maintain said Licensed Area in safe condition, or by any act or omission of Licensee or of any of Licensee's employees, agents or invitees, or arising from any other cause whatsoever; and Licensee, as a material part of the consideration of this License, hereby waives on its behalf all claims and demands against Licensor for any such loss, damage or injury suffered by Licensee, its agents, employees, invitees, contractors or licensees provided, however, nothing contained herein shall be deemed to waive any claim arising out of negligence or willful misconduct of Licensor or its agents, officers, employees, or contractors.

     8. Liens: Licensee shall not permit to be enforced against the Licensed Area any mechanics', materialman's, contractors' or other liens arising from, or any claims for damage growing out of, any work of installation, repair or alteration as herein authorized or otherwise arising (except from the actions of Licensor) and Licensee shall pay or cause to be paid all of said liens and claims before any action is brought to enforce the same against Licensor or the

Licensed Area; and Licensee agrees to indemnify and hold Licensor and the Licensed Area free and harmless from all liability for any and all such liens and claims and all costs and expenses in connection therewith.

     9. Taxes: During the term of this License, Licensor shall pay all taxes attributable to the Building of which the Licensed Area is a part, and Licensee shall pay all taxes attributable to the Dish and other equipment owned and installed by Licensee.

     10. Assignment: This License shall not be assignable in whole or in part, except to permitted assignee of the Lease, and any attempted assignment thereof, without the consent of Licensor, shall immediately terminate this License.

     11. Insurance: Tenant shall insure the Dish with fire and extended coverage and shall pay any increase in Landlord's general liability coverage which is directly attributable to the Dish. Moreover, should the exercise of Licensee's rights hereunder result in any increase in Licensor's insurance rates on the Building of which Licensee was given notice, Licensee shall promptly following demand reimburse Licensor for such additional expenses incurred by Licensor.

     12. Remedies: Should Licensee default in the performance of or breach any covenant or condition on Licensee's part to be kept and performed under the Lease after notice and expiration of applicable cure periods or under this License (if such default continues for 30 days after written notice thereof is delivered by Landlord to Tenant), then in any such event Licensor may, at its option, without prejudice to any other right or remedy it may have, terminate this License and the Lease by giving Licensee written notice of such termination, and upon such termination all rights of Licensee shall cease and end.

     13. Covenants and Conditions: This License and each and all of the covenants and conditions hereof shall inure to the benefit of and shall bind the successors in interest of Licensor and subject to the restrictions set forth in the above Paragraph entitled "Assignment," the successors and assigns of Licensee.

     14. Notices: All rents, notices or other communication shall be sent in accordance with the provisions of the Lease regarding notices.

     The parties hereto have executed this License as of the date first above written.

LICENSOR:

FORD MOTOR LAND DEVELOPMENT CORPORATION, a Delaware corporation

By:
    ------------------------------------
Its:
     -----------------------------------


LICENSEE:

SPHERIS OPERATIONS INC., a Tennessee corporation

By:
    ---------------------------------
Its:
     --------------------------------

                                    EXHIBIT F

                                 [BILL OF SALE]

     FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Seller"), for and in consideration of the sum of One and No/100 Dollars ($1.00), in lawful money, and other good and valuable consideration unto it paid by SPHERIS OPERATIONS INC., a Tennessee corporation ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged by Seller, has granted, bargained, sold, transferred, set over and delivered, and by these presents does grant, bargain, sell, transfer, set over and deliver unto Purchaser, its successors and assigns, all of Seller's right, title, and interest in and to the items set forth and described on the inventory list attached hereto as Exhibit "A" and by this reference made a part hereof, owned by Seller and located at 9009 Carothers Parkway, Franklin, Tennessee (all of which are together hereinafter referred to as the "Personal Property").

     And Seller, for itself and its successors and assigns, hereby covenants to and with Purchaser, its successors and assigns, that Seller is the lawful owner of said Personal Property, that Seller has good right to sell the same, that said Personal Property is unencumbered, and that Seller will warrant and defend the Personal Property against the lawful claims and demands of all persons whomsoever.

     The Personal Property is used equipment. The Personal Property is sold to Purchaser "as-is, where is, with all faults". Seller has not made and does not make any express or implied representations or warranties whatsoever including, without limitation, any representations or warranties regarding the Personal Property's condition, durability, operation, quality of materials or workmanship, compliance with specifications or applicable law. In no event will Seller be liable for any special, indirect, or consequential damages arising under or in any way connected with the Personal Property, including, but not limited to, those for loss or interruption of use, revenue, or profit.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal this ____ day of ______________, 2006.

                                        "SELLER":

                                        FORD MOTOR CREDIT COMPANY,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           EXHIBIT "A" TO BILL OF SALE

                                 INVENTORY LIST

                                [TO BE ATTACHED]

                                    EXHIBIT G

                                   WORKLETTER

                                    EXHIBIT G

                                   WORK LETTER

     1. Existing Building. Landlord confirms that the Existing Building has been constructed and/or renovated so that it complies with Applicable Laws and applicable Deed Restrictions. As used herein, the "Existing Building" shall mean Building A and Building C of the Office Complex, including, all base, shell and core improvements, all improvements to the common areas of the Building A and Building C, and all above-ceiling improvements to the Premises including the installed and finished ceiling. As used herein, the term "Applicable Laws" shall mean any and all laws, ordinances and zoning regulations of any federal, state or local governmental authority having jurisdiction with respect to the Premises. As used herein, the term "Deed Restriction" shall mean any and all restrictive covenants, agreements or other encumbrances of record in the Register's Office for Williamson County, Tennessee, encumbering the Premises, including without limitation the Protective Covenants.

     2. Tenant Improvements. "Tenant Improvements" shall include all work to be done within the Premises including partitioning, interior doors, floor covering and finishes, reflective ceiling, electrical fixtures, electrical outlets and switches, telephone outlets, plumbing fixtures, paint and wall coverings, shelving and other millwork and locations for computer and word processing equipment, and all work related to such items, including the preparation of any plans related thereto, all to be more particularly set forth in the Working Drawings. Landlord will construct the Tenant Improvements in accordance with all Applicable Laws and Deed Restrictions, if any, and in accordance with the Working Drawings, approved by Tenant and Landlord, as defined in Paragraph 4 below. Landlord will provide the Tenant Allowance described in Paragraph 8 below. All Tenant Improvements will be done to the standards and using the materials and finishes set forth in the approved Working Drawings.

     3. Parties' Responsibilities.

          (a) Landlord's Responsibilities. Landlord will construct the Tenant Improvements and make any necessary modifications to the Existing Building as may be necessary or appropriate for the Existing Building to comply with this Work Letter. Landlord will be responsible for the review and approval of all plans and construction drawings for the Tenant Improvements as provided in Paragraph 4 below. Upon approval of such plans by both parties, Landlord will be responsible for ensuring that all of the work done to modify, construct, and prepare the Premises shall be done in a good and workmanlike manner in compliance with all Applicable Laws and the approved Working Drawings. Landlord agrees to exercise due diligence in causing the construction and installation of the Tenant Improvements with a proposed occupancy date of October 15, 2006. Landlord will not charge Tenant for any construction management fees or construction supervisory fees.

          (b) Tenant's Responsibilities. Tenant shall be responsible for the preparation and approval of preliminary space plans and specifications for the Tenant Improvements ("Space Plans"), and Tenant shall be responsible for the preparation and approval of the final


                               Exhibit G, page 2
construction drawings and specifications for the Tenant Improvements ("Working Drawings") as described in Paragraph 4 below, for the review and approval of all pricing related to the construction of the Tenant Improvements, and for the payment of any Tenant approved charges in excess of the Tenant Allowance.

          (c) Mutual Cooperation. Landlord and Tenant agree to negotiate in good faith with each other to achieve the approval of the Working Drawings.

     4. WORKING DRAWINGS

          (a) Prior to Lease execution or within ten (10) days thereafter, but not later than June 1, 2006, Tenant's architect shall prepare Space Plans for the Premises and, after approval by Tenant, said Space Plans shall be submitted to Landlord for approval, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord desires modifications to the Space Plans, Landlord shall notify Tenant in writing within ten (10) days following its receipt thereof, and the parties shall promptly confer to reach agreement on the Space Plans. Landlord and Tenant agree to negotiate in good faith with each other to achieve the approval of the Space Plans. If Landlord fails to notify Tenant of any objections to the Space Plans within the 10-day period, Landlord shall be deemed to have approved said Space Plans.

          (b) Within five (5) weeks after the date Landlord and Tenant agree upon and approve the Space Plans, Tenant shall cause its architect to prepare final Working Drawings, shall review and approve such Working Drawings, and shall submit the same to Landlord for approval, which approval shall not be unreasonably withheld. If Landlord requests modifications to the Working Drawings, Landlord shall notify Tenant in writing within ten (10) days of Landlord's receipt of said drawings from Tenant. If Tenant objects to any modifications requested by Landlord to the Working Drawings, the parties shall promptly confer to resolve all issues related thereto. If Landlord fails to notify Tenant of any modifications within the ten (10) day period, Landlord shall be deemed to have approved said Working Drawings.

          (c) Once approved by both parties, the Working Drawings shall not be changed without Landlord's and Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that Tenant may withhold its consent to any change in the Working Drawings proposed by Landlord if in Tenant's sole and absolute discretion, such change (i) would materially adversely affect Tenant's intended use of the Premises, or (ii) materially increase the cost of the Tenant Improvements. If any material change is necessary in the Working Drawings due to requirements of any Applicable Laws, Landlord shall consult with Tenant to develop an approach to meeting any such requirements that are acceptable to Tenant and Landlord.

     5. Bidding the Job.

          (a) Following approval of the Working Drawings by both parties, Landlord will use DWC Construction Company, Inc. ("DWC"), as general contractor to complete the


                               Exhibit G, page 3
work; provided, however, that Tenant shall have the right to approve the pricing aspects of Landlord's construction contract with DWC, which approval shall not be unreasonably withheld. DWC shall secure a minimum of three (3) independent bids from subcontractors qualified to handle the various trade work to complete a project of this scope and complexity. Landlord shall approve the subcontractors based on lowest pricing and timing.

     6. [Intentionally deleted.]

     7. Construction.

          (a) Process and Schedule. Landlord shall use its best efforts to cause all necessary permits to be secured within thirty (30) days after the approval by both Landlord and Tenant of the Working Drawings, and shall cause the Contractor to promptly commence and to complete construction in accordance with the Working Drawings; provided, however, that Landlord shall not be responsible for any delays beyond its reasonable control for obtaining such permits. Landlord shall supervise the completion of the Tenant Improvements and shall use its best efforts to ensure that the Premises are substantially completed on or before October 15, 2006. All work shall be done in a good and workmanlike manner in accordance with all Applicable Laws and the Working Drawings.

          (b) Landlord agrees to repair and correct any work or materials installed by Landlord or Contractor in the Premises that prove defective as a result of faulty materials, equipment or workmanship and that first appear within one year after the Commencement Date, or provided any materials or work are covered by a warranty until such later time as any applicable warranties provided by a manufacturer or contractor have expired. Notwithstanding the foregoing, Landlord shall not be responsible for the repairs or correction of any defective work or materials installed by Tenant or any contractor other than Contractor (or a subcontractor under the control or working on behalf of Contractor), or any work or materials that prove defective as a result of any act or omission of Tenant or any of Tenant's employees, agents, invitees, licensees, subtenants, customers, clients or guests.

     8. Payment for Tenant Improvements; Reimbursements.

          (a) Landlord will provide to Tenant an allowance of $2,106,270 ($30.00/RSF) ("Tenant Allowance") except for costs to be paid pursuant to
Section 8 (b), such Tenant Allowance shall be used at Tenant's discretion, and from time to time upon Tenant's request for any and all costs associated with necessary modifications to the Existing Building or the construction of the Tenant Improvements and any and all other costs incurred in Tenant's occupancy of the Premises, including without limitation, the following: (i) costs of labor and materials, (ii) fees and other charges payable to contractors, (iii) fees to governmental authorities for permits, inspections, and certificates of occupancy, (iv) utilities during construction, (v) furniture requested by the Tenant including, at a value of $200.00 per work station, approximately 115 Typical A's and 45 Typical B's, to be in good working order and


                                Exhibit G, page 4
repair, and Tenant will pay (or use Tenant Allowance) to inventory, move and set-up of said furniture (vi) other out-of-pocket costs and expenses incurred by Landlord that are directly related to the preparation of the Working Drawings or the construction of the Tenant Improvements, and (vii) any other item that is permitted to be charged against the Tenant Allowance pursuant to this Section 8.

          (b) Except as provided otherwise herein, the cost of constructing the Tenant Improvements shall be charged against the Tenant Allowance. If the total cost of the Tenant Improvements exceeds the Tenant Allowance, the excess shall be paid by Tenant in accordance with subsection (d) below, provided that Tenant shall not be liable for any excess cost in connection with the Tenant Improvements unless Tenant has approved such excess cost in advance and in writing.

          (c) In the event that Tenant shall request any changes or substitutions to the Tenant Improvements after the Working Drawings have been prepared and the Contractor's bid for the Tenant Improvements has been accepted, any additional costs which cause the Tenant Improvements to exceed the Tenant Allowance shall be paid by Tenant, provided that Tenant approves such additional costs in writing before the work is done.

          (d) If Tenant is required to pay any costs in excess of the Tenant Allowance, Tenant shall pay fifty percent (50%) of the approved excess costs when approximately fifty percent (50%) of the work is complete (based on actual progress payments made to the Contractor), with the remainder to be paid upon substantial completion of the Tenant Improvements subject to a ten percent (10%) holdback until all punch-list items have been completed.

          (e) If the costs to construct the Tenant Iimprovements are less than the Tenant Allowance, the difference shall be applied to the initial installment(s) of rent and other amounts Tenant is obligated to pay under the Lease.

          (f) As part of the Tenant Allowance and to the extent any portion of the Tenant Allowance remains after substantial completion of the Tenant Improvements, Landlord also agrees to reimburse Tenant for the following:

               (i) Any cost incurred by Tenant for the preparation of the Tenant Improvement Plans; and

               (ii) Actual moving expenses incurred by Tenant in connection with its occupancy of the Building.

          (g) Except as otherwise set forth in this Section 8, any payment required to be made by either part pursuant to the terms of this Section 8 shall be made not less than thirty (30) days after the request for such payment by the other party.

     9. Completion/Punch-List. The Premises shall not be considered substantially complete until (i) the Tenant Improvements have been completed in accordance with the Working Drawings subject only to the completion of a written punch list containing


                                Exhibit G, page 5
items that will not interfere with Tenant's use and occupancy of the Premises for Tenant's permitted use under the Lease, and (ii) a certificate of occupancy and/or a conditional use permit or other such document has been issued for the Premises by the applicable governing authority ("Substantial Completion"). Within thirty (30) days after Substantial Completion, Tenant shall have the right to inspect the Premises and deliver to Landlord a list of punchlist items that Tenant believes fail to comply with the Working Drawings ("Tenant's Punchlist"). In the event Landlord disagrees with any items on Tenant's Punchlist, the Contractor and Tenant's Architect shall review such disputed items and jointly issue a revised punchlist containing those items that Contractor and Tenant's Architect determine fail to comply with the Working Drawings ("Revised Punchlist"), which Revised Punchlist shall be binding on Landlord and Tenant. Landlord shall promptly make the repairs and renovations required by the Revised Punchlist.

     10. Delay of Commencement Date. Notwithstanding the Commencement Date provided in the Lease, Tenant's obligation for the payment of monthly installments of Rent thereunder shall not commence until Substantial Completion; provided however, that if Landlord shall be delayed in substantially completing such Tenant Improvements as a result of any of the following, which shall be deemed a "Tenant Delay":

          (a) Tenant's failure to return approved Space Plans, Working Drawings and/or cost estimates; or

          (b) Tenant's request for materials, finishes or installations which are not readily available; or

          (c)  Tenant's changes in the Space Plans or Working Drawings; or

          (d) The non-performance by a person, firm or corporation employed by Tenant and delay of completion of the Tenant Improvements by such person, firm or Corporation; or

          (e) Any other matter which is deemed to be a Tenant Delay pursuant to the terms of the Workletter;

          then Tenant shall pay to Landlord one day worth of the monthly Rent for each day of Tenant Delay to the extent that the Tenant Delay causes a delay in the Substantial Completion so long as, with respect to each occurrence of Tenant Delay, Tenant has been provided written notice thereof promptly after such Tenant Delay commences.

     11. Miscellaneous.

          (a) Landlord and the Contractor shall allow Tenant and/or Tenant's agents access to the Premises at least forty-five (45) days prior to the Substantial Completion of the Premises for the purpose of Tenant and/or Tenant's agents installing furniture, equipment or fixtures (including Tenant's data and telephone equipment and related cabling) in the Premises, and for other activities related to Tenant's preparation for occupying the Premises so long as Tenant and/or Tenant's agents do not unreasonably interfere with the work to be performed by Landlord or the Contractor in the Building and the Premises.


                                Exhibit G, page 6

          (b) During the period of construction of the Tenant Improvements and Tenant's move into the Premises, Tenant and Tenant's agents shall not be charged, directly or indirectly, for parking, restrooms, HVAC usage, electricity, water, elevator usage, loading dock usage, freight elevator usage, security, or similar services.

          (c) Immediately prior to the delivery of the Premises to Tenant, Landlord shall remove all rubbish and debris therefrom and thoroughly clean the Premises.


                                Exhibit G, page 7